Exhibit 10.154

LOAN AGREEMENT

Dated as of December 17, 2007

Between

THE ENTITIES SET FORTH ON SCHEDULE I OF THIS AGREEMENT,
as Borrower

and

BEAR STEARNS COMMERCIAL MORTGAGE, INC.,

and

BANK OF AMERICA, N.A.,
collectively, as Lender

SECTION 9.8	SPLITTING THE LOAN	111

ARTICLE 10 MISCELLANEOUS		111

SECTION 10.1	SURVIVAL	111
SECTION 10.2	LENDER’S DISCRETION	112
SECTION 10.3	GOVERNING LAW	112
SECTION 10.4	MODIFICATION, WAIVER IN WRITING	113
SECTION 10.5	DELAY NOT A WAIVER	113
SECTION 10.6	NOTICES	114
SECTION 10.7	TRIAL BY JURY	115
SECTION 10.8	HEADINGS	115
SECTION 10.9	SEVERABILITY	115
SECTION 10.10	PREFERENCES	116
SECTION 10.11	WAIVER OF NOTICE	115
SECTION 10.12	REMEDIES OF BORROWER	116
SECTION 10.13	EXPENSES; INDEMNITY	116
SECTION 10.14	SECTION 10.14 SCHEDULES INCORPORATED	117
SECTION 10.15	SECTION 10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES	117
SECTION 10.16	NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES	118
SECTION 10.17	PUBLICITY	118
SECTION 10.18	CROSS-DEFAULT; CROSS-COLLATERALIZATION;
	WAIVER OF MARSHALLING OF ASSETS	118
SECTION 10.19	WAIVER OF COUNTERCLAIM	119
SECTION 10.20	CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE	119
SECTION 10.21	BROKERS AND FINANCIAL ADVISORS	119
SECTION 10.22	PRIOR AGREEMENTS	120
SECTION 10.23	TRANSFER OF LOAN	120
SECTION 10.24	JOINT AND SEVERAL LIABILITY	120
SECTION 10.25	LENDER’S RIGHT TO UNWIND CROSS-COLLATERALIZATION/CROSS-DEFAULT	120
SECTION 10.26	REALLOCATION OF ALLOCATED PRINCIPAL AMOUNTS	120
SECTION 10.27	CO-LENDERS	121
SECTION 10.28	MERS	122

SCHEDULES

Schedule I	–	List of Borrowers

Schedule II	–	Leasing Conditions

Schedule III	–	Partial Payment Conditions

Schedule IV	–	Required Repairs

Schedule V	–	Rent Roll

Schedule VI	–	Allocated Principal Amounts

Schedule VII	–	Alteration Conditions

Schedule VIII	–	List of Franchise Agreements

Schedule IX	–	List of Operating Leases

Schedule X	–	List of Operating Lessees

Schedule XI	–	List of Management Agreements

Schedule XII	–	List of Managers

Schedule XIII	–	Form of Smith Travel Research Report

Schedule XIV	–	PIP Reserve

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of this 17th day of December, 2007 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation, having an address at 383 Madison Avenue, New York, New York 10179, and BANK OF AMERICA, N.A., a national banking association, having an address at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 (each, a “Co-Lender” and, collectively, “Lender”), and THE ENTITIES SET FORTH ON SCHEDULE I OF THIS AGREEMENT, each of which is a Delaware limited liability company, having an address at 390 North Orange Avenue, Suite 1650, Orlando, Florida 32801 (each, an “Individual Borrower” and individually or collectively as the context requires, “Borrower”).

WITNESSETH:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE  1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1             Definitions.  For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Additional Insolvency Opinion” shall mean any subsequent Insolvency Opinion.

“Additional PIP Reserve Deposit” shall have the meaning set forth in Section 7.4.1 hereof.

“Affected Property” shall have the meaning set forth in Section 9.1.3 hereof.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Agent” shall mean Wells Fargo Bank N.A., a national banking association, or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

“Agreement” shall mean this Loan Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Aggregate Debt Service Coverage Ratio” shall mean the Debt Service Coverage Ratio for all Properties, calculated on an aggregate basis.

“Aggregate Net Cash Flow” shall mean the Net Cash Flow for all Properties, calculated on an aggregate basis.

“Allocated Principal Amount” shall mean one hundred percent (100%) of that portion of the Loan originally allocated to an Individual Property, as set forth in Schedule VI hereto.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Conditions” shall have the meaning set forth on Schedule VII hereof.

“Annual Budget” shall mean the operating budget, including all planned capital expenditures, for each Individual Property prepared by the applicable Individual Borrower or Manager for the applicable Fiscal Year or other period.

“Annual Replacement Reserve Requirement” shall mean, for each calendar year, five percent (5%) of the Gross Income From Operations of the Properties (provided, however, with respect to Individual Properties currently managed by Interstate, to the extent such Individual Properties remain managed by Interstate, four percent (4%) of the Gross Income From Operations of the Properties ), to be calculated on a trailing twelve-month basis for the twelve-month period ending on December 31st of the prior calendar year, as determined by Lender in its reasonable discretion, as the same may be adjusted pursuant to the terms of Section 7.3; the Annual Replacement Reserve Requirement for the period from the Closing Date through December 31, 2008 shall be $5,438,135.

“Applicable Net Worth Requirement” shall mean, (i) in the case of an entity that is a joint venturer with Inland American Real Estate Trust, Inc., or which acquires an ownership interest in Borrower, wherein Inland American Real Estate Trust, Inc. retains at least a 20% interest in Borrower or the Properties, $25,000,000, (ii) in the case of an entity that is a joint venturer with Inland American Real Estate Trust, Inc., or which acquires an ownership interest in Borrower, wherein Inland American Real Estate Trust, Inc. retains at least a 10% interest, but less than a 20% interest, in Borrower or the Properties, $50,000,000, (iii) in the case of an entity that is a joint venturer with Inland American Real Estate Trust, Inc., or which acquires an ownership interest in Borrower, wherein Inland American Real Estate Trust, Inc. retains at least a 1% interest, but less than a 10% interest, in Borrower or the Properties, $100,000,000, and (iv) in any other case, $200,000,000.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d) hereof.

“Assignment of Leases” shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the Closing Date, from an Individual Borrower, as assignor, to MERS as nominee of Lender, as assignee, assigning to Lender all of such Individual Borrower’s interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean, with respect to each Individual Property, that certain Assignment of Management Agreement and Subordination of Management Fees dated as of the Closing Date among Lender, an Individual Operating Lessee Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, in which such Person colludes with, or otherwise assists such Person, or causes to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of any Individual Property; (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.

“Basic Carrying Costs” shall mean, with respect to each Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with permitted successors and assigns.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (or other accounting principles reasonably acceptable to Lender, consistently applied) and the Uniform System of Accounts (including expenditures for building improvements or major repairs).

“Cash Management Account” shall have the meaning set forth in the Cash Management Agreement.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Agent and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Management Trigger” shall mean Lender’s determination that the Aggregate Debt Service Coverage Ratio for the preceding twelve (12) months is less than or equal to 1.45 to 1.0, provided, however, no Cash Management Trigger shall be deemed to exist if within ten (10) Business Days of Lender’s notice to Borrower that such a Cash Management Trigger has occurred, Borrower delivers to Lender a DSCR Mitigant, which shall be held as additional collateral for the Loan until repaid in full.

“Cash Sweep Termination Event” shall mean (A) in the case of a Cash Sweep Trigger pursuant to clause (i) of that term, the acceptance by Lender of a cure of such Event of Default provided the Lender has not accelerated the Loan, moved for the appointment of a receiver or commenced foreclosure or similar proceedings; (B) in the case of a Cash Sweep Trigger pursuant to clause (iii) of that term, (1) the replacement of Manager with a Qualified Manager pursuant to a Replacement Management Agreement or (2) the dismissal of the Bankruptcy Action without any adverse consequences to the Loan or any of the Properties; (C) in the case of a Cash Sweep Trigger pursuant to clause (iv), the replacement of Manager with a Qualified Manager pursuant to a Replacement Management Agreement;  (D) in the case of a Cash Sweep Trigger pursuant to clause (v) of that term, the replacement of Franchisor with a Qualified Franchisor pursuant to a Replacement Franchise Agreement; or (E) in the case of a Cash Sweep Trigger pursuant to clause (vi) of that term, Lender’s determination that the Aggregate Debt Service Coverage Ratio shall be equal to or greater than 1.35 to l.0 based upon the trailing twelve (12) month period immediately preceding the date of such determination for three (3) complete, consecutive months following the calendar month in which the Cash Sweep Trigger caused by the Aggregate Debt Service Coverage Ratio deficiency occurred, provided, however, there shall not be more than three (3) Cash Sweep Termination Events during the term of the Loan, and there shall be no Cash Sweep Termination Event in the case of a Cash Sweep Trigger pursuant to clause (ii) of that term.

“Cash Sweep Trigger” shall mean (i) the existence of an Event of Default, (ii) any Bankruptcy Action of an Individual Borrower, (iii) any Bankruptcy Action of a Manager unless such Manager is replaced with a Qualified Manager pursuant to a Replacement Management Agreement within sixty (60) days after the commencement of such Bankruptcy Action, (iv) a Management Agreement is terminated without Lender’s consent (if Lender’s consent is required hereunder), (v) a Franchise Agreement is terminated without Lender’s consent, or (vi) Lender’s determination that the Aggregate Debt Service Coverage Ratio for the preceding twelve (12) months is less than or equal to 1.25 to 1.0.

“Casualty” shall have the meaning specified in Section 6.2 hereof.

“Casualty/Condemnation Prepayment” shall have the meaning specified in Section 6.4(e) hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Clearing Account” shall have the meaning set forth in the Clearing Account Agreement..

“Clearing Account Agreement” shall mean that certain Clearing Account Agreement dated the date hereof among Borrower, Lender and Clearing Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Clearing Account

“Clearing Bank” shall mean Wells Fargo Bank, N.A., a national banking association, or any successor or permitted assigns thereof.

 “Closing Date” shall mean the date hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.”Co-Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.  “Controlled” and “Controlling” shall have correlative meanings.

“Controlled Account Agreement” shall mean, with respect to each Individual Property, that certain Controlled Account Agreement, dated the Closing Date, executed and delivered by Lender, an Individual Borrower and Agent (and in certain cases, Manager).

“Controlled Replacements Accounts” shall mean those 27 certain accounts into which the Managers deposit funds to be used for Replacements with respect to each Individual Property, and in which Lender has a security instrument pursuant to the Controlled Account Agreement.

“Covered Disclosure Information” shall have the meaning set forth in Section 9.2(b) hereof.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums

(including the Prepayment Consideration) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and/or interest payments due under this Agreement and the Note.

“Debt Service Coverage Ratio” shall mean, with respect to an Individual Property, a ratio for the applicable period in which:

(a)           the numerator is the Net Operating Income (excluding interest on credit accounts) for such period as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Properties, (ii) actual franchise fees incurred in connection with the operation of the Properties, or (iii) amounts paid to the Reserve Funds, less the greater of (A) the sum of actual management fees, franchise fees, marketing fees and Replacement Reserve Fund contributions equal to the cost for Replacements incurred, and (B) an underwritten amount equal to eighteen and five tenths percent (18.5%) of Gross Income from Operations; and

(b)           the denominator is the aggregate amount of principal (if any) and interest due and payable on the Note for such applicable period based on the Allocated Principal Amount of such Individual Property.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Interest Rate.

“Disclosure Document” shall have the meaning set forth in Section 9.2 hereof.

“DSCR Mitigant” shall mean a cash deposit or an Eligible Letter of Credit in an amount that, if applied to reduce the outstanding principal balance of the Loan, would result in an Aggregate Debt Service Coverage Ratio of 1.55 to 1.0.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor’s Ratings Services, P-1 by Moody’s Investors Service, Inc., and F-1+ by Fitch, Inc. in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa” by Moody’s).

“Eligible Letter of Credit” shall mean a freely transferable, clean, irrevocable, unconditional sight-draft letter of credit in form and substance satisfactory to Lender in its sole discretion; (a) issued by an Issuing Bank (b) payable upon presentation of a sight draft only to the order of Lender at the principal office of the Issuing Bank; (c) having an initial expiration date not earlier than one (1) year from the date of its issuance; (d) having automatically renewable periods of not less than one (1) year; (e) providing for multiple draws; (f) the account party for which a letter of credit is issued shall be a party other than Borrower or any of the other parties required by Lender to be special purpose entities in connection with the Loan; (g) the reimbursement obligations for which letter of credit are not secured by the Property: (h) for which the Issuing Bank shall be obligated to deliver to Lender sixty (60) days’ prior written notice of the expiration of any Eligible Letter of Credit to the extent that any such Eligible Letter of Credit is not renewed and (i) for which the Borrower shall pay to the Issuing Bank all actual fees and charges of Issuing Bank with respect to the extension or transfer of, or draws upon, any Eligible Letter of Credit prior to such extension, transfer or draw.

“Embargoed Person” shall have the meaning set forth in Section 5.1.23 hereof.

“Environmental Indemnity” shall mean, with respect to each Individual Property, that certain Environmental Indemnity Agreement executed by the applicable Individual Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Report” shall have the meaning, with respect to each Individual Property, as defined in the Environmental Indemnity executed by the applicable Individual Borrower.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder..

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall have the meaning set forth in the Cash Management Agreement.

“Excess Cash Flow Reserve Account” shall have the meaning set forth in Section 7.5.1 hereof.

“Excess Cash Flow Reserve Fund” shall have the meaning set forth in Section 7.5.1 hereof.

“Excess PIP Deposit” shall have the meaning set forth in Section 7.4.3 hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2 hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 5.1.11(h) hereof.

“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(f) hereof.

“FF&E” shall mean, with respect to the Properties, furnishings, fixtures and equipment in the guest rooms, hallways, lobbies, restaurants, lounges, meeting and banquet rooms, parking facilities and other public areas.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Franchise Agreement” shall mean, with respect to each Individual Property, the franchise agreement, license agreement or management agreement (as the case may be) entered into by and between Operating Lessee Borrower and the applicable Franchisor, pursuant to which Operating Lessee Borrower utilizes the Franchisor’s “flag” and operating system for such Individual Property, or, if the context requires, the Replacement Franchise Agreement, as the same may be amended, modified, supplemented or replace from time to time in accordance with the terms of this Agreement.  The Franchise Agreements as of the Closing Date are listed on Schedule VIII attached hereto and by this reference incorporated herein.

“Franchisor” shall mean with respect to any Individual Property, the entity listed as Franchisor on Schedule VIII, or any Qualified Franchisor that succeeds such Franchisor.

“Fraudulent Transfer Laws” shall have the meaning set forth in Section 4.1.41 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Income from Operations” shall mean, with respect to an Individual Property, all sustainable income and proceeds (whether in cash or on credit, and computed on an accrual basis) received by Borrower or Manager for the use, occupancy or enjoyment of any Individual Property, or any part thereof, or received by Borrower or Manager for the sale of any goods, services or other items sold on or provided from the Properties in the ordinary course of the Individual Property’s operation, including without limitation: (a) all income and proceeds received from rental of rooms, Leases and commercial space, meeting, conference and/or banquet space within the Individual Property including net parking revenue; (b) all income and proceeds received from food and beverage operations and from catering services conducted from the Individual Property even though rendered outside of the Individual Property; (c) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of the Individual Property (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (d) all Awards for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof and in Restoration of the Individual Property); (e) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Gross Income from Operations” if received in the ordinary course of the Individual Property’s operation (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); and (f) interest on credit accounts, rent concessions or credits, and other required pass-throughs and interest on Reserve Funds; but excluding, (1) gross receipts received by lessees, licensees or concessionaires of the Individual Property; (2) consideration received at the Individual Property for hotel accommodations, goods and services to be provided at other hotels, although arranged by, for or on behalf of Borrower or Manager; (3) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of the Individual Property’s operation; (4) federal, state and municipal excise, sales and use taxes collected directly from patrons or guests of the Properties as a part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes; (5) Awards (except to the extent provided in clause (d) above); (6) refunds of amounts not included in Operating Expenses at any time and uncollectible accounts; (7) gratuities collected by the Individual Property’s employees; (8) the proceeds of any financing; (9) other income or proceeds resulting other than from the use or occupancy of the Individual Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Properties in the ordinary course of business; (10) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues; and (11) rental paid by an Operating Lessee Borrower under an Operating Lease.

“Ground Lease” shall mean that certain Lease Agreement by and between Ground Lessor and Apple Hospitality Five, Inc., as predecessor to Westbury Borrower, dated December 1, 2003 (a memorandum of which, dated December 1, 2003, was recorded in the Official Records of Nassau County, New York on December 23, 2003 in liber 11713 cp 510), as amended by that certain Assignment and Assumption of Lease Agreement by and between Ground Lessor, Apple Hospitality Five, Inc., and AHF Westbury, Inc., dated August 1, 2005, and recorded in the Official Records of Nassau County, New York on January 21, 2006 in liber 12069 cp 434, as further amended by that certain Assignment and Assumption and Amendment Agreement by and between Ground Lessor, Apple Hospitality Five, Inc., and AHF Westbury, Inc., dated August 1, 2005, and recorded in the Official Records of Nassau County, New York on January 21, 2006 in liber 12069 cp 442.

“Ground Lessor” shall mean Town of Hempstead Industrial Development Agency, a public benefit corporation of the State of New York.

“Guarantor” shall mean Inland American Real Estate Trust, Inc., a Maryland corporation.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

“Indemnitor” shall mean Inland American Real Estate Trust, Inc., a Maryland corporation.

“Indemnified Person” shall have the meaning set forth in Section 9.2(b) hereof.

“Indemnifying Person” shall mean each of Borrower, Principal and Guarantor.

“Indemnity Agreement” shall mean that certain Indemnity Agreement dated as of the Closing Date by Borrower and Indemnitor in favor of Lender.

“Independent Director” or “Independent Manager” shall mean a natural person serving as director of a corporation or manager of a limited liability company who is not at the time of initial appointment, or at any time while serving in such capacity, and has not been at any time during the preceding five (5) years:  (a) a stockholder, director, manager (with the exception of serving as the Independent Director or the Independent Manager of Borrower), officer, employee, partner, member, attorney or counsel of the Borrower or any Affiliate of either of them; (b) a creditor, customer, supplier or other Person who derives any of its purchases or revenues from its activities with the Borrower or Principal or any Affiliate of either of them; (c) a Person or other entity Controlling or under common Control with any such stockholder, director, officer, partner, customer, supplier or other Person excluded from serving as Independent Director or an Independent Manager under subparagraph (a) or (b); or (d) a member of the immediate family of any such stockholder, director, manager, officer, employee, partner, customer, supplier or other person.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Individual Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Individual Operating Lessee Borrower” shall mean each Borrower listed on Schedule I as an Operating Lessee Borrower.

“Individual Owner Borrower” shall mean each Borrower listed on Schedule I as an Owner Borrower.

“Individual Property” shall mean each parcel of real property, the Improvements thereon and all personal property owned by an Individual Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of the related Mortgage and referred to therein as the “Property”.

“Initial PIP Reserve Deposit” shall have the meaning set forth in Section 7.4.1 hereof.

“Inland American Real Estate Trust, Inc.” shall mean Inland American Real Estate Trust, Inc., a Maryland corporation.

“Insolvency Opinion” shall have the meaning set forth in Section 3.1.6 hereof.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Interest Rate” shall mean six and fifty hundredths percent (6.50%) per annum.

“Issuing Bank” shall mean a commercial bank having a rating of “A2” by Moody’s and “AA” by S&P (or its equivalent) or better as determined by any two independent Rating Agencies.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property by or on behalf of the related Individual Borrower (other than the rental of hotel rooms at any Individual Property to transient guests in the ordinary course of an Individual Borrower’s business), and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Leasing Conditions” shall have the meaning set forth on Schedule II hereof.

“Legal Requirements” shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.

“Lien” shall mean, with respect to each Individual Property, any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, Operating Lessee, the related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement and evidenced by the Note.

“Loan Amount” shall mean the maximum principal balance of the Note.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, the Environmental Indemnity, each Assignment of Management Agreement, the Indemnity Agreement, the PIP Guaranty, and all other documents executed and/or delivered in connection with the Loan.

“Loan to Value Ratio” shall mean, as of the date of its calculation, the ratio of (i) the sum of the outstanding principal amount of the Loan as of the date of such calculation to (ii) the most recent appraised value of the Properties (according to the most recent appraisal available to Lender).

“Management Agreement” shall mean, with respect to each Individual Property, the management agreement entered into by and between Operating Lessee Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to such Individual Property, or, if the context requires, the Replacement Management Agreement, as the same may be amended, modified, supplemented or replace from time to time.  The Management Agreements as of the Closing Date are listed on Schedule XI attached hereto and by this reference incorporated herein.

“Manager” shall mean any person or entity which is managing all or any part of an Individual Property pursuant to a Management Agreement, or, if the context requires, a Qualified Manager who is managing all or any part of an Individual Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.  The Managers as of the Closing Date are listed on Schedule XII attached hereto and by this reference incorporated herein.

“Material Action” means, with respect to any Person, to file any insolvency or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to make any assignment for the benefit of creditors of such Person, to admit in writing such Person’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing..

“Maturity Date” shall mean January 1, 2018, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a Delaware corporation.

“Minimum PIP Reserve Deposit” shall have the meaning set forth in Section 7.4.1 hereof.

“Monthly Debt Service Payment Amount” shall mean an amount equal to $1,867,937.50.

“Mortgage” shall mean, with respect to each Individual Property, that certain first priority Mortgage and Security Agreement or Deed of Trust and Security Agreement, dated the Closing Date, executed and delivered by an Individual Borrower to (or for the benefit of) MERS, as nominee of Lender, as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Net Cash Flow” shall mean, with respect to each Individual Property for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.11(b) hereof.

“Net Operating Income” shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“Net Proceeds Prepayment” shall have the meaning set forth in Section 6.4(e) hereof.

“Note” shall mean, individually or collectively, as the context requires, that certain Note A-1, Note A-2, Note A-3 and Note A-4, each of even date herewith, in the aggregate principal amount of THREE HUNDRED FORTY FOUR MILLION EIGHT HUNDRED FIFTY THOUSAND and NO/100 DOLLARS ($344,850,000.00), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Note A-1” shall mean that certain Promissory Note A-1 of even date herewith made by Borrower in favor of Bear Stearns Commercial Mortgage, Inc. in the principal amount of EIGHTY SIX MILLION TWO HUNDRED TWELVE THOUSAND FIVE HUNDRED and NO/100 DOLLARS ($86,212,500.00), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Note A-2” shall mean that certain Promissory Note A-2 of even date herewith made by Borrower in favor of Bear Stearns Commercial Mortgage, Inc. in the principal amount of EIGHTY SIX MILLION TWO HUNDRED TWELVE THOUSAND FIVE HUNDRED and NO/100 DOLLARS ($86,212,500.00), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Note A-3” shall mean that certain Promissory Note A-3 of even date herewith made by Borrower in favor of Bank of America, N.A. in the principal amount of EIGHTY SIX MILLION TWO HUNDRED TWELVE THOUSAND FIVE HUNDRED and NO/100 DOLLARS ($86,212,500.00), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Note A-4” shall mean that certain Promissory Note A-4 of even date herewith made by Borrower in favor of Bank of America, N.A. in the principal amount of EIGHTY SIX MILLION TWO HUNDRED TWELVE THOUSAND FIVE HUNDRED and NO/100 DOLLARS ($86,212,500.00), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by the Sole Member or an authorized officer of the general partner or managing member of Borrower, as applicable.

“Operating Expenses” shall mean the sum of all costs and expenses of operating, maintaining, directing, managing and supervising the Properties (excluding, (i) depreciation and amortization, (ii) any Debt Service in connection with the Loan, (iii) any Capital Expenditures in connection with the Properties, (iv) rental paid by an Operating Lessee under an Operating Lease, or (v) the costs of any other things specified to be done or provided at Borrower’s or Manager’s sole expense), incurred by Borrower or Manager pursuant to the Management Agreement, or as otherwise specifically provided therein, which are properly attributable to the period under consideration under GAAP, including without limitation: (a) the cost of all food and beverages sold or consumed and of all necessary chinaware, glassware, linens, flatware, uniforms, utensils and other items of a similar nature, including such items bearing the name or identifying characteristics of the hotels as Borrower and/or Manager shall reasonably consider appropriate (“Operating Equipment”) and paper supplies, cleaning materials and similar consumable items (“Operating Supplies”) placed in use (other than reserve stocks thereof in storerooms).  Operating Equipment and Operating Supplies shall be considered to have been placed in use when they are transferred from the storerooms of the Properties to the appropriate operating departments; (b) salaries and wages of personnel of the Properties, including costs of payroll taxes and employee benefits (which benefits may include, without limitation, a pension plan, medical insurance, life insurance, travel accident insurance and an executive bonus program) and the costs of moving (i) employees of the Properties whose primary duties consist of the management of the Properties or of a recognized department or division thereof; or (ii)  personnel (A) who customarily and regularly direct the work of five (5) or more other employees of the Properties, (B) who have authority with reference to the hiring, firing and advancement of other employees of the Properties, (C) who customarily and regularly exercise discretionary powers, (D) who devote at least ninety five percent (95%) of their work time to activities which are directly and closely related to the performance of the work described in clauses (A) through (C) of clause (ii) of this sentence, and (E) who are not compensated on an hourly basis (the “Executive Hotel Personnel”), their families and their belongings to the area in which the Properties are located at the commencement of their employment at the Properties and all other expenses not otherwise specifically referred to in this definition which are referred to as “Administrative and General Expenses” in the Uniform System of Accounts.  If the Executive Hotel Personnel are on the payroll of Guarantor or any Affiliate of Guarantor, the cost of their salaries, payroll taxes and employee benefits (which benefits, in the case of employees who are not United States citizens or in the case of employees of hotels located outside the continental United States may include, without limitation, in addition to the foregoing benefits, reasonable home leave transportation expenses approved by Lender) shall be billed by said Affiliate to and be reimbursed by Borrower and/or Manager monthly, and such reimbursement shall be an Operating Expense.  Except as otherwise expressly provided under the Management Agreement with respect to employees regularly employed at the Properties, the salaries or wages of other employees or executives of Manager, Guarantor or any of its Affiliates shall in no event be Operating Expenses, but they shall be entitled to free room and board and the free use of all facilities at such times as they visit any Individual Property exclusively in connection with the management of such Individual Property.  Notwithstanding the foregoing, if it becomes necessary for a Guarantor employee or an employee or executive of Guarantor Affiliate to temporarily perform services at any Individual Property of a nature normally performed by personnel of the Properties, his or her salary (including Borrower’s or Manager’s payroll taxes and employee benefits) as well as his or her traveling expenses will be Operating Expenses and he or she will be entitled to free room, board and use of the facilities as aforesaid, while performing such services; (c) the cost of all other goods and services obtained by Borrower or Manager in connection with its operation of the Properties including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment, and all existing and any future installations necessary for the operation of the Improvements for hotel purposes (including, without limitation, heating, lighting, sanitary equipment, air conditioning, laundry, refrigerating, built-in kitchen equipment, telephone equipment, communications systems, computer equipment and elevators), Operating Equipment and existing and any future furniture, furnishings, wall coverings, fixtures and hotel equipment necessary for the operation of the building for hotel purposes which shall include all equipment required for the operation of kitchens, bars, laundries, (if any) and dry cleaning facilities (if any), office equipment, cleaning and engineering equipment and vehicles; (d) the cost of repairs to and maintenance of the Properties other than of a capital nature; (e) insurance premiums for general liability insurance, workers’ compensation insurance or insurance required by similar employee benefits acts and such business interruption or other insurance as may be provided for protection against claims, liabilities and losses arising from the operation of the Properties (as distinguished from any property damage insurance on the Properties building or its contents) and losses incurred on any self-insured risks of the foregoing types, provided that Borrower and Manager have specifically approved in advance such self-insurance or insurance is unavailable to cover such risks.  Premiums on policies for more than one year will be pro rated over the period of insurance and premiums under blanket policies will be allocated among properties covered; (f) all Taxes and Other Charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against Borrower or Manager with respect to the operation of the Properties; (g) legal fees and fees of any firm of independent certified public accounts designated from time to time by Borrower (the “Independent CPA”) for services directly related to the operation of the Properties; (h) the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, legal, functional, decorating, design or construction problems and activities, including the reasonable fees of Guarantor or any Guarantor subsidiary or division in connection therewith, provided that such employment of Guarantor or of any such subsidiary or division of Guarantor is approved in advance by Lender; provided, however, that if such costs and expenses have not been included in an approved budget, then if such costs exceed $5,000 with respect to any Individual Property in any one instance the same shall be subject to approval by Lender; (i) all expenses for advertising the Properties and all expenses of sales promotion and public relations activities; (j) all out-of-pocket expenses and disbursements determined by the Independent CPA to have been reasonably, properly and specifically incurred by Borrower, Manager, Guarantor or any of their Affiliates pursuant to, in the course of and directly related to, the management and operation of the Properties under the Management Agreement.  Without limiting the generality of the foregoing, such charges may include all reasonable travel, telephone, telegram, radiogram, cablegram, air express and other incidental expenses, but, excluding costs relating to the offices maintained by Borrower, Manager, Guarantor, or any of their Affiliates other than the offices maintained at the Individual Property for the management of such Individual Property and excluding transportation costs of Borrower or Manager related to meetings between Borrower and Manager with respect to administration of the Management Agreement, as applicable or of the Properties involving travel away from such party’s principal executive offices; (k) the cost of any reservations system, any accounting services or other group benefits, programs or services from time to time made available to properties in the Borrower’s system; (l) the cost associated with any Leases; (m) any management fees, basic and incentive fees or other fees and reimbursables paid or payable to Manager under the Management Agreement; (n) any franchise fees or other fees and reimbursables paid or payable to Franchisor under the Franchise Agreement; the cost associated with the Ground Lease or any other ground leases, and (p) all costs and expenses of owning, maintaining, conducting and supervising the operation of such Individual Property to the extent such costs and expenses are not included above.

“Operating Lease” shall mean, with respect to each Individual Property, the lease agreement between the applicable Individual Owner Borrower, as landlord, and the applicable Individual Operating Lessee Borrower, as tenant, as the same may be amended, modified, supplemented or replace from time to time.  The Operating Leases as of the Closing Date are listed on Schedule IX attached hereto and by this reference incorporated herein.

“Operating Lessee” shall mean any person or entity with a possessory right to all or any part of an Individual Property pursuant to an Operating Lease.   The Operating Lessees as of the Closing Date are listed on Schedule X attached hereto and by this reference incorporated herein.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

“Partial Prepayment Conditions” shall have the meaning set forth in Schedule III hereof.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately succeeding Business Day.

“Permitted Encumbrances” shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) easements or other encumbrances granted pursuant to Section 5.2.13(d) hereof, and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s reasonable discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of such Individual Property or Borrower’s ability to repay the Loan.

“Permitted Prepayment Date” shall mean the Payment Date on July 1, 2008.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

“Physical Conditions Report” shall mean, with respect to each Individual Property, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property.

“PIP Guaranty” shall have the meaning specified in Section 7.4.3 hereof.

“PIP Requirements” shall mean, collectively, the obligation of Borrower to comply with any property improvement program pursuant to any Franchise Agreement.

“PIP Reserve Account” shall have the meaning specified in Section 7.4.1 hereof.

“PIP Reserve Deposit”  shall have the meaning specified in Section 7.4.1 hereof.

“PIP Reserve Fund” shall have the meaning specified in Section 7.4.1 hereof.

“PIP Reserve LC” shall have the meaning specified in Section 7.4.4 hereof.

“Policies” shall have the meaning specified in Section 6.1(b) hereof.

“Pre-Approved Franchisor” shall mean Hilton, Marriott, Starwood or Intercontinental, provided such entity has not suffered a material diminution in its credit quality since the date hereof, as determined by Lender in its reasonable discretion.

“Pre-Approved Manager” shall mean Hilton, Marriott or Interstate, provided such entity has not suffered a material diminution in its credit quality since the date hereof, as determined by Lender in its reasonable discretion.

“Prepayment Consideration” shall have the meaning set forth in Section 2.3.1.

“Prepayment Premium” shall mean, an amount equal to: four percent (4.0%) of the outstanding principal balance of the Loan to be prepaid if the Loan is prepaid after the Permitted Prepayment Date and on or before twelfth (12th) Payment Date hereunder; three percent (3.0%) of the outstanding principal balance of the Loan to be prepaid if the Loan is prepaid after the twelfth (12th) Payment Date hereunder and on or before twenty-fourth (24th) Payment Date hereunder; and one percent (1.0%) of the outstanding balance of the Loan to be prepaid if the Loan is prepaid after twenty-fourth (24th) Payment Date hereunder.  For purposes hereof, the first Payment Date shall be the Payment Date on February 1, 2008.

“Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the “Treasury Bonds, Notes and Bills” section in The Wall Street Journal as of the date of the related tender of the payment.  If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the “Prepayment Rate” shall be the yield on the United States Treasury Security most recently issued as of such date.  If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

“Prepayment Rate Determination Date” shall mean the date which is five (5) Business Days prior to the prepayment date.

“Properties” shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

“Property” shall mean the parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the “Property”.

“Provided Information” shall have the meaning set forth in Section 9.1(a) hereof.

“Qualified Entity”  shall mean an entity (a) with a net worth equal to or greater than the Applicable Net Worth Requirement, (b) intentionally omitted, (c) that has not been a party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within (7) years prior to the date of the proposed transfer of an Individual Property, (d) that has no material litigation or regulatory action pending or threatened, and (e) that has not defaulted under its or their obligations with respect to any other indebtedness.

“Qualified Franchisor” shall mean either (a) Franchisor; (b) in the reasonable judgment of Lender, a reputable and experienced franchisor (which may be an Affiliate of Borrower) possessing experience in flagging hotel properties similar in size, scope, use and value as the Properties; or (c)  Pre-Approved Franchisor, provided that (i) such Franchisor is not the subject of a Bankruptcy Action, (ii) if such Person is an Affiliate of Borrower, Borrower shall have obtained an Additional Insolvency Opinion, and (iii) in the case of (b) only, Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that licensing of such Individual Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof .

“Qualified Manager” shall mean (a) a reputable and experienced hotel management organization reasonably satisfactory to Lender, which organization or its principals possess at least ten (10) years experience in managing properties similar in scope and value of the applicable Individual Property; or (b) a Pre-Approved Manager; provided that (i) such Manager is not the subject of a Bankruptcy Action, (ii) if such Person is an Affiliate of Borrower, Borrower shall have obtained an Additional Insolvency Opinion, and (iii)  in the case of (a) only, Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that management of such Individual Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof .

“Ratable Share” shall mean, with respect to any Co-Lender, its share of the Loan based on the proportion of the outstanding principal of the Loan advanced by such Co-Lender to the total outstanding principal amount of the Loan.

“Rating Agencies” shall mean each of Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., Moody’s Investors Service, Inc. and Fitch, Inc., or any other nationally-recognized statistical rating agency which has been approved by Lender.

“Rating Surveillance Charge” shall have the meaning set forth in Section 9.3 hereof.

“Reg AB Related Property” shall mean a parcel of real property, together with the improvements and personal property related thereto, that is “related”, within the meaning of the definition of Significant Obligor, to one or more of the Individual Properties.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Related Documents” shall mean the Related Mortgage and the Assignment of Leases encumbering the Related Property, and the other Loan Documents to the extent related to the Related Property.

“Related Entities” shall have the meaning set forth in Section 5.2.10(c) hereof.

“Related Loan” shall mean a loan made to an Affiliate of a Borrower or secured by a Reg AB Related Property, that is included in a Securitization with the Loan.

“Related Mortgage” shall mean the Mortgage encumbering the applicable Release Property.

“Related Property” shall mean the Individual Property encumbered by the Related Mortgage.

“Release DSCR” shall mean the greater of (i) 1.65 multiplied by a fraction, the numerator of which is the Allocated Principal Amount of those Individual Properties subject to the Lien of the Mortgage immediately after the release, and the denominator of which is the principal balance of the Loan immediately after the release, and (ii) the Debt Service Coverage Ratio for all of the then remaining Individual Properties for the twelve (12) full calendar months immediately prior to the release of the Individual Property.

“Release LTV” shall mean the lesser of (i) 55.0% multiplied by a fraction, the numerator of which is the principal balance of the Loan immediately after the release, and the denominator of which is the aggregate Allocated Principal Amount of those Individual Properties subject to the Lien of the Mortgage immediately after the release, and (ii) the Loan to Value Ratio for all of the then remaining Individual Properties (including the Individual Property to be released) immediately preceding the release of the Individual Property.

“Release Principal Payment” shall mean, for any Individual Property, the sum of (a) the Allocated Principal Amount for such Individual Property, and (b) twenty percent (20%) of the Allocated Principal Amount for such Individual Property.

“Release Property” shall mean an Individual Property subject to release pursuant to Section 2.3.1(b) hereof.

“Relevant Leasing Threshold” shall mean, any Lease for an amount of leaseable square footage equal to or greater than 10,000 square feet.

“Relevant Restoration Threshold” shall mean Three Hundred Fifty Thousand and No/100 dollars ($350,000.00).

“Remaining Mortgages” shall mean, collectively, all of the Mortgages that are not a Related Mortgage and that have not previously been a Related Mortgage.

“Remaining Property” shall mean, collectively, the Properties encumbered by the Remaining Mortgages.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Rents” shall mean, with respect to each Individual Property, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or their agents or employees from any and all sources arising from or attributable to the Individual Property, and proceeds, if any, from business interruption or other loss of income or insurance, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower, Manager or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance.

“Replacement Franchise Agreement” shall mean either (a) a franchise, trademark and license agreement with a Qualified Franchisor substantially in the same form and substance as the Franchise Agreement being replaced, or a Franchise Agreement in effect at another Individual Property, or (b) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (b), Lender, at its option, may require that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that such franchise, trademark and license agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof.

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement (or any other existing Management Agreement that previously has been approved by Lender), or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Replacement Property” shall have the meaning set forth in Section 2.7 hereof.

“Replacement Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Fund” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacements” shall have the meaning set forth in Section 7.3.1(a) hereof.

“Required Repair Account” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repair Fund” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repairs” shall have the meaning set forth in Section 7.1.1 hereof.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund, the Excess Cash Flow Reserve Fund (if any), the PIP Reserve Fund, or any other escrow fund established by the Loan Documents.

“Resizing Event” shall have the meaning set forth in Section 9.1.2 hereof.

“Restoration” shall have the meaning set forth in Section 6.2 hereof.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2 hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Securitization Date” shall mean the anticipated date of Securitization as set forth in the Securitization Notice.

“Servicer” shall have the meaning set forth in Section 9.6 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.6 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“Severing Documentation” shall have the meaning set forth in Section 9.8 hereof.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“Sole Member” shall mean, for each Individual Owner Borrower, Inland American Orchard Hotels, Inc., a Delaware corporation; and for each Individual Operating Lessee Borrower, Inland American Orchard TRS Holdings, Inc., a Delaware corporation.

“Special Purpose Entity” means a corporation, limited partnership, limited liability company, or Delaware statutory trust which at all times on and after the Closing Date:

(i)                is organized solely for the purpose of (A) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating an Individual Property, entering into this Agreement with the Lender, refinancing the Individual in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (B) acting as a general partner of the limited partnership that owns an Individual Property, a member of the limited liability company that owns the Individual Property or the beneficiary or trustee of a Delaware statutory trust that owns the Individual Property;

(ii)               is not engaged and will not engage in any business unrelated to (A) the acquisition, development, ownership, management or operation of an Individual Property, (B) acting as general partner of the limited partnership that owns an Individual Property, (C) acting as a member of the limited liability company that owns an Individual Property, or (D) acting as the beneficiary or trustee of a Delaware statutory trust that owns an Individual Property, as applicable;

(iii)              does not have and will not have any assets other than those related to an Individual Property or its partnership interest in the limited partnership, the member interest in the limited liability company or the beneficial interest in the Delaware statutory trust that owns an Individual Property or acts as the general partner, managing member or beneficiary or trustee thereof, as applicable;

(iv)              has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership, membership or beneficial or trustee interests (if such entity is a general partner in a limited partnership, a member in a limited liability company or a beneficiary of a Delaware trust) or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or trust formation and governance documents (as applicable) with respect to the matters set forth in this definition;

(v)               if such entity is a limited partnership, has as its only general partners,  Special Purpose Entities each of which (A) is a corporation or single-member Delaware limited liability company, (B) has two Independent Directors, and (C) holds a direct interest as general partner in the limited partnership of not less than 0.5% (or 0.1%, if the limited partnership is a Delaware entity);

(vi)              if such entity is a corporation, has at least two (2) Independent Directors, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any Material Action without the unanimous affirmative vote of 100% of the members of its board of directors, including the vote of the (2) two Independent Directors;

(vii)             if such entity is a limited liability company and such limited liability company has more than one member, such limited liability company has as its manager a Special Purpose Entity that is a corporation and that owns at least 1.0% (one percent) of the equity of the limited liability company;

(viii)            if such entity is a limited liability company and such limited liability company has only one member, such limited liability company (a) has been formed under Delaware law, and (b) has either a corporation or other person or entity that shall become a member of the limited liability company upon the dissolution or disassociation of the member, and (c) has not fewer than two (2) Independent Managers, and (d) will not cause or allow to be taken any Material Action without the unanimous affirmative vote of the two (2) Independent Managers;

(ix)              if such entity is (a) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, (c) a corporation, has a certificate or articles of incorporation and bylaws, as applicable, or (d) a Delaware statutory trust, has organizational documents that, in each case, provide that such entity will not: (1) dissolve, merge, liquidate, consolidate; (2) except as permitted herein, sell all or substantially all of its assets or the assets of the Borrower (as applicable) except as permitted herein; (3) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition without the consent of the Lender; or (4) without the affirmative vote of (A) all directors of the corporation (that is such entity or the general partner or managing or co-managing member or manager of such entity) and (B) the Independent Managers of the limited liability company, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(x)               has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, beneficiaries, shareholders or Affiliates except (A) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, (B) in connection with this Agreement, and (C) the Operating Leases;

(xi)              is solvent and pays its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same become due to the extent that Gross Income from Operations shall then exist, and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xii)             has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xiii)            will file its own tax returns; provided, however, that Borrower’s assets and income may be included in a consolidated tax return of its parent companies if inclusion on such consolidated tax return is in compliance with applicable law;

(xiv)            has maintained and will maintain its own resolutions and agreements;

(xv)             (a) has not commingled and will not commingle its funds or assets with those of any other Person and (b) has not participated and will not participate in any cash management system with any other Person, except with respect to a custodial account maintained by the Manager on behalf of Affiliates of Borrower and, with respect to funds in such custodial account, has separately accounted, and will continue to separately account for, each item of income and expense applicable to an Individual Property and Borrower;

(xvi)            has held and will hold its assets in its own name;

(xvii)           has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower;

(xviii)          has maintained and will maintain its balance sheets, operating statements and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required or permitted by GAAP (or other accounting principles reasonably acceptable to Lender, consistently applied); provided, however, that (i) any such consolidated financial statement shall contain a note indicating that it maintains separate balance sheets and operating statements for the Borrower and each Individual Property, or (ii) if such Person is controlled by Inland American Real Estate Trust, Inc., then such Person may be included in the consolidated financial statement of Inland American Real Estate Trust, Inc. provided such consolidated financial statement contains a note indicating that it maintains separate financial records for each Person controlled by Inland American Real Estate Trust, Inc.;

(xix)             has a sufficient number of employees in light of its contemplated business operations, which may be none;

(xx)              has observed and will observe all partnership, corporate, limited liability company or Delaware statutory trust formalities, as applicable;

(xxi)             has and will have no Indebtedness (including loans (whether or not such loans are evidenced by a written agreement) between Borrower and any Affiliates of Borrower and relating to the management of funds in the custodial account maintained by the Manager) other than (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of an Individual Property and the routine administration of Borrower, which liabilities are not more than sixty (60) days past the date incurred (unless disputed in accordance with applicable law), are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are permitted pursuant to this Agreement;

(xxii)            has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as otherwise permitted pursuant to this Agreement, including, in the case of an Individual Owner Borrower, a guarantee of its related Individual Operating Lessee Borrower’s obligations under its Franchise Agreement;

(xxiii)           has not and will not acquire obligations or securities of its partners, members, beneficiaries or shareholders or any other Affiliate;

(xxiv)          has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an affiliate;

(xxv)           has not maintained or used, and will not maintain or use, invoices and checks bearing the name of any other Person, provided, however, that Manager, on behalf of such Person, may maintain and use invoices and checks bearing Manager’s name;

(xxvi)          has not pledged and will not pledge its assets for the benefit of any other Person except as permitted or required pursuant to this Agreement;

(xxvii)         has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered by Manager under the Management Agreement;

(xxviii)        has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxix)           has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(xxx)            has not identified and will not identify its partners, members, beneficiaries or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

(xxxi)           does not and will not have any of its obligations guaranteed by any Affiliate except as otherwise required in the Loan Documents, including, in the case of an Individual Operating Lessee Borrower, a guarantee of its obligations under its Franchise Agreement by its related Individual Owner Borrower, and an indemnification from losses related to the Loan or its Operating Lease from an Affiliate;

(xxxii)          has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, beneficiaries, shareholders or Affiliates except (A) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party and (B) in connection with this Agreement;

(xxxiii)         has complied and will comply with all of the terms and provisions contained in its organizational documents.  The statement of facts contained in its organizational documents are true and correct and will remain true and correct; and

(xxxiv)         has conducted and shall conduct its business so that each of the assumptions made about it and each of the facts stated about it in the Insolvency Opinion are true.

“State” shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

“Substituted Property” shall have the meaning set forth in Section 2.7 hereof.

“Survey” shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

“Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2 hereof regardless of whether the funds held therein are held by Lender for the payment of Taxes or Insurance Premiums or both.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or any part thereof.

“Tenant” shall mean any person or entity (other than an Operating Lessee) with a possessory right to all or any part of an Individual Property pursuant to a Lease or other written agreement.

“Terrorism Insurance Guarantor” shall have the meaning set forth in Section 6.1 hereof.

“Threshold Amount” shall mean $350,000.

“Title Insurance Policy” shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in the form (acceptable to Lender) (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

“Transfer” shall have the meaning set forth in Section 5.2.13 hereof.

“Transferee” shall have the meaning set forth in Section 5.2.13 hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.

“Uniform System of Accounts” shall mean the most recent edition of the Uniform System of Accounts for Hotels, as adopted by the American Hotel and Motel Association.

“U.S. Obligations” shall mean direct non-callable obligations of the United States of America as defined in Section 2(a)(16) of the Investment Company Act as amended (15 USC 80a-1) stated in REMIC Section 1.86 OG-2(a)(8).

“Westbury Borrower” shall mean IA Orchard Hotels Westbury, L.L.C., a Delaware limited liability company.

“Westbury Mortgage” shall mean the Mortgage encumbering the Westbury Property.

“Westbury Property” shall mean the Westbury Hilton Garden Inn, located at 1575 Privado Rd., Westbury, New York.

Section 1.2             Principles of Construction.  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified.  All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise.  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All covenants, representations, terms and conditions contained in this Agreement applicable to Borrower or the Property shall be deemed to apply to each Individual Borrower and each Individual Property, as applicable, individually.  It shall constitute an Event of Default if any covenant, representation, term or condition contained in this Agreement is breached (beyond any applicable notice and cure periods) with respect to any Individual Borrower or Individual Property.

ARTICLE 2

GENERAL TERMS

Section 2.1             Loan Commitment; Disbursement to Borrower.

2.1.1        The Loan.  Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2        Disbursement to Borrower.  Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3        The Note, Mortgage and Loan Documents.  The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

2.1.4        Use of Proceeds.  Borrower shall use the proceeds of the Loan to (a) acquire the Properties or repay and discharge any existing loans relating to the Properties, (b) pay all past-due Basic Carrying Costs, if any, in respect of the Properties, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Properties, and (f) distribute the balance, if any, to Borrower.

Section 2.2             Interest; Loan Payments; Late Payment Charge.

Interest Generally.  Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to but excluding the Maturity Date at the Interest Rate.

2.2.1        Interest Calculation.  Interest on the outstanding principal balance of the Loan shall be calculated on the basis of a three hundred sixty (360) day year comprised of twelve (12) months of thirty (30) days each, except that interest due and payable for a period of less than a full month shall be calculated by multiplying the actual number of days elapsed in the period for which the calculation is being made by a daily rate based on a three hundred sixty (360) day year.

2.2.2        Payments Generally.  Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to but not including the first Payment Date following the Closing Date, and (b) on February 1, 2008 and each Payment Date thereafter up to but not including the Maturity Date, an amount equal to the Monthly Debt Service Payment Amount, which shall be applied to interest on the outstanding principal amount of the Loan for the prior calendar month at the Interest Rate.

2.2.3        Intentionally Omitted.

2.2.4        Payment on Maturity Date.  Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and other the Loan Documents.

2.2.5        Payments after Default.  Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.  Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) in the event of a non-monetary default, the cure of such Event of Default by Borrower and acceptance of such cure by Lender, and (ii) in the event of a monetary default, the actual receipt and collection of the Debt (or that portion thereof that is then due).  To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage.  This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default and Lender retains its rights under the Note and this Agreement to accelerate and to continue to demand payment of the Debt upon the happening and continuance of any Event of Default.

2.2.6        Late Payment Charge.  If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on or prior to the date which is five (5) days after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.  The foregoing late payment charge shall not apply to the payment of all outstanding principal, interest and other sums due on the Maturity Date.

2.2.7        Usury Savings.  This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3             Prepayments.

2.3.1        Voluntary Prepayments.

(a)           Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part on or prior to the Permitted Prepayment Date.  After the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan in whole, but (subject to Section 2.3.1(b) below) not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the Note, the Mortgage and the other Loan Documents, and (iv) if prepayment occurs prior to the Payment Date which is one month prior to the Maturity Date, a prepayment consideration (the “Prepayment Consideration”) equal to the greater of (A) the applicable Prepayment Premium, or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the outstanding principal amount of the Loan. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

(b)           After the Permitted Prepayment Date, Borrower may, provided it has satisfied the Partial Prepayment Conditions, obtain a release of the Related Documents with respect to a Release Property, by prepaying, (i) an amount equal to the Release Principal Payment, (ii) interest accrued and unpaid on the Release Principal Payment to and including the date of prepayment, (iii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the Release Principal Payment after the date of prepayment up to but not including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iv) all other sums then due under this Agreement, the Related Mortgage and the other Loan Documents, (v) the Prepayment Consideration (calculated on the amount of the Release Principal Payment), (vi) an administrative fee in the sum of  $1,500, as assessed by the Servicer, and (vii) all third-party costs and expenses incurred by Lender or the Servicer (including, without limitation, reasonable attorneys fees and disbursements) in connection with the release of a Property.  Upon payment of the Release Principal Payment, the Monthly Debt Service Payment Amount under the Note shall be recalculated based on the unpaid principal balance effective as of the day following the next occurring Payment Date.  Lender promptly shall notify Borrower in writing of the new Monthly Debt Service Payment Amount with respect to the Note.  Payments made in connection with any release may be applied in reduction of a portion of the Loan (including subordinate financing or mezzanine financing, if any) in any order or priority as Lender may determine in its sole discretion.   Following such a release, the applicable Borrower shall no longer be deemed a Borrower hereunder or under the Loan Documents.

(c)           On the Payment Date that is one month prior to the Maturity Date, and on each day thereafter through the Maturity Date, Borrower may, at its option, prepay the Debt without payment of any Prepayment Consideration or other penalty or premium; provided, however, if such prepayment is not paid on a regularly scheduled Payment Date, the Debt shall include interest that would have accrued on such prepayment through and including the day immediately preceding the Maturity Date.  Borrower’s right to prepay any portion of the principal balance of the Loan shall be subject to (i) Borrower’s submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) days from the date of such notice, and (ii) Borrower’s actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

2.3.2        Mandatory Prepayments.  (a) On the next occurring Payment Date following the date on which Borrower actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower pursuant to this Agreement for the restoration of the applicable Individual Property, Borrower shall, at Lender’s option, prepay the outstanding balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds.  No Prepayment Consideration or other penalty or premium shall be due in connection with any prepayment made pursuant to this Section 2.3.2.  Any partial prepayment under this Section shall be applied to the last payments of principal due under the Loan.

(b)           On the date on which Borrower tenders a Casualty/Condemnation Prepayment pursuant to Section 6.4(e) below, such tender shall include (a) all accrued and unpaid interest and the principal indebtedness being prepaid, including interest on the outstanding principal amount of the applicable Note through the last day of the month within which such tender occurs, and (b) any other sums due hereunder relating to the applicable Note.  Except as set forth in this Section 2.3.2(b), other than following an Event of Default, no Prepayment Consideration or other penalty or premium shall be due in connection with any Casualty/Condemnation Prepayment.

2.3.3        Prepayments after Default.  Following an Event of Default, if Borrower or anyone on Borrower’s behalf makes a tender of payment of all or any portion of the Debt at any time prior to a foreclosure sale (including a sale under the power of sale under the Mortgage), or during any redemption period after foreclosure, (i) the tender of payment shall constitute an evasion of Borrower’s obligation to pay any Prepayment Consideration due under this Agreement and such payment shall, therefore, to the maximum extent permitted by law, include a premium equal to the Prepayment Consideration that would have been payable on the date of such tender had the Loan not been so accelerated, or (ii) if at the time of such tender a prepayment of the principal amount of the Loan would have been prohibited under this Agreement had the principal amount of the Loan not been so accelerated, the tender of payment shall constitute an evasion of such prepayment prohibition and shall, therefore, to the maximum extent permitted by law, include an amount equal to the greater of (i) 1% of the then principal amount of the Loan (or the relevant portion thereof being prepaid) and (ii) an amount equal to the excess of (A) the sum of the present values of a series of payments payable at the times and in the amounts equal to the payments of principal and interest (including, but not limited to the principal and interest payable on the Maturity Date) which would have been scheduled to be payable after the date of such tender under this Agreement had the Loan (or the relevant portion thereof) not been accelerated, with each such payment discounted to its present value at the date of such tender at the rate which when compounded monthly is equivalent to the Prepayment Rate, over (B) the then principal amount of the Loan.

Section 2.4             Intentionally Omitted.

Section 2.5            Release of Property.  Except as set forth in Section 2.3.1(b) and this 2.5, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Liens of the Mortgages on the Properties.  If Borrower has elected to prepay the entire amount of the Loan pursuant to Section 2.3.1(a) and the requirements of this Section 2.5 have been satisfied, the Properties shall be released from the Liens of the Mortgages.

2.5.1        Release on Payment in Full.  Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of Section 2.3.1 of this Loan Agreement, release the Liens of the Mortgages on the Properties not theretofore released.

2.5.2        Intentionally omitted.

Section 2.6             Manner of Making Payments.

2.6.1        Making of Payments.  Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 1:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower.  Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

2.6.2        No Deductions, Etc.  All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

2.6.3        Cash Management.

(a)           Borrower, Lender and Agent are party to (i) that certain Clearing Account Agreement, and (ii) that certain Cash Management Agreement, each of even date herewith, which agreements, together, describe cash management applicable to the Loan, including following a Cash Management Trigger and following a Cash Sweep Trigger.

(b)           Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Clearing Account to the payment of the Debt in any order in its sole discretion.

(c)           The Clearing Account shall not be commingled with other monies held by Borrower or Clearing Bank.

(d)           Borrower shall not further pledge, assign or grant any security interest in the Clearing Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(e)           Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Clearing Account and/or the Clearing Account Agreement (unless arising from the gross negligence or willful misconduct of Lender) or the performance of the obligations for which the Clearing Account was established.

(f)            The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(g)           All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.

(h)           Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to the Cash Management Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

Section 2.7            Property Substitutions.  Notwithstanding the provisions of Section 2.5 hereof, subject to the terms and conditions set forth in this Section 2.7, Borrower may obtain a release of the Lien of a Mortgage (and the related Loan Documents) encumbering an Individual Property (a “Substituted Property”) by substituting therefor another limited or full service hotel property acquired by Borrower (individually or collectively, as the context requires, the “Replacement Property”), provided that (a) the Allocated Principal Amount of the proposed Substituted Property, when aggregated with the Allocated Principal Amounts for all previously Substituted Properties, shall not exceed the sum of $86,212,500.00, (b) the Replacement Property is not located in the State of Texas (unless an Individual Property located in the State of Texas has been previously released pursuant to Section 2.5.2 hereof), and (c) such substitution shall be subject to the satisfaction of the following conditions precedent:

(i)                Lender shall have received a copy of a deed conveying all of Borrower’s right, title and interest in and to the Substituted Property to an entity other than Borrower or an Affiliate of Borrower and a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records of the appropriate recording office in the county in which the Substituted Property is located.

(ii)               Lender shall have received an appraisal of each of the Replacement Property and the Substituted Property, each dated no more than one hundred twenty (120) days prior to the substitution by an appraiser acceptable to the Rating Agencies, indicating an appraised value of the Replacement Property that is not less than the greater of (a) the value of the Substituted Property as set forth in the appraisal delivered to Lender at the time of the encumbrance of the Substituted Property by the related Mortgage or (b) the value of the Substituted Property on the date of substitution.

(iii)              After giving effect to the substitution, the Aggregate Debt Service Coverage Ratio for the Loan for all of the Properties (including the Replacement Property but excluding the Substituted Property) is not less than the greater of (a) the Aggregate Debt Service Coverage Ratio on the Closing Date or (b) the Aggregate Debt Service Coverage Ratio (including the Substituted Property but excluding the Replacement Property) as of the date immediately preceding the substitution.

(iv)             The Net Operating Income for the Replacement Property does not show a downward trend over three (3) consecutive years prior to the date of substitution (or such shorter time to the extent available after Borrower’s exercise of diligent efforts).

(v)              The Debt Service Coverage Ratio (for the twelve (12) month period immediately preceding the substitution) for the Replacement Property is not less than the Debt Service Coverage Ratio (for the twelve (12) month period immediately preceding the substitution) for the related Substituted Property, provided, however, if the Replacement Property has less than twelve month’s operating history, for purposes of this determination, Debt Service Coverage Ratio shall be calculated by Lender acting in its reasonable discretion using annualized actual income and budgeted annual operating expenses set forth on a budget approved by Lender pursuant to the terms hereof.

(vi)             Lender shall have received a certified copy of a Franchise Agreement for the Replacement Property with a Qualified Franchisor that is either (i) substantially the same in form and substance as the Franchise Agreement or Replacement Franchise Agreement, as applicable, in effect for the Substituted Property or (ii) acceptable to Lender in its reasonable discretion, together with a comfort letter among Borrower, Operating Lessee, the Qualified Franchisor and Lender either (A) in form and substance substantially the same as the counterpart of such document executed and delivered with respect to the related Substituted Property or (B) in form and substance acceptable to Lender in its reasonable discretion.

(vii)            Lender shall have received confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such substitution for any class of Securities issued in connection with the Securitization that are then outstanding.

(viii)           No Event of Default shall then exist.  Lender shall have received a certificate from each Borrower confirming the foregoing, stating that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the substitution with respect to each Borrower, the Substituted Property and the Replacement Property, such certificate to be in form and substance reasonably satisfactory to Lender and the Rating Agencies.

(ix)              The applicable Borrower(s) shall have executed, acknowledged and delivered to Lender (A) a Mortgage and an Assignment of Leases with respect to the Replacement Property, together with a letter from such Borrower countersigned by a title insurance company acknowledging receipt of such Mortgage, and Assignment of Leases and agreeing to record in the real estate records for the county in which the Replacement Property is located and to file any UCC Financing Statements in the public records of the jurisdictions in which Lender shall require such UCC Financing Statements to be filed, so as to effectively create upon such recording and filing valid and enforceable first priority Liens upon the Replacement Property, in favor of Lender (or such other trustee as may be required under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents and (B) and an Environmental Indemnity with respect to the Replacement Property.  The Mortgage, Assignment of Leases and Rents, UCC Financing Statements shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related

Substituted Property subject to modifications reflecting the Replacement Property as the Property that is the subject of such documents and such modifications reflecting the laws of the state in which the Replacement Property is located as shall be recommended by the counsel admitted to practice in such state and delivering the opinion as to the enforceability of such documents required pursuant to clause (xiv) below.  The Mortgage encumbering the Replacement Property shall secure all amounts evidenced by the Note and Guaranty executed by the applicable Borrower.

(x)               Each of Borrower, Guarantor and Indemnitor shall have executed and delivered to Lender an instrument ratifying its respective indemnification and/or guaranty obligations under any of the Loan Documents notwithstanding the applicable Property substitution, which instrument shall be in form and substance satisfactory to Lender in its reasonable discretion.

(xi)              Lender shall have received (A) any “tie-in” or similar endorsement (if available) to each applicable Title Insurance Policy insuring the Lien of an existing Mortgage as of the date of the substitution available with respect to the Title Insurance Policy insuring the Lien of the Mortgage with respect to the Replacement Property and (B) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of the Mortgage encumbering the Replacement Property, issued by the title company that issued the Title Insurance Policies insuring the Lien of the existing Mortgages and dated as of the date of the substitution.  The Title Insurance Policy issued with respect to the Replacement Property shall (1) provide coverage in the amount of the related Note if the “tie-in” or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred twenty-five percent (125%) of the such amount, (2) insure Lender that the relevant Mortgage creates a valid first priority lien on the Replacement Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages (if available) as are contained in the Title Insurance Policies insuring the Liens of the existing Mortgages, and (4) name Lender, together with its successors and assigns, as the insured.  Lender also shall have received copies of paid receipts or other evidence showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid.

(xii)             Lender shall have received a title survey for each Replacement Property, dated within thirty (30) days of the substitution, certified to the title company and Lender and their successors and assigns, in the materially same form and having the same content as the certification of the Survey of the Substituted Property prepared by a professional land surveyor licensed in the state in which the Replacement Property is located and acceptable to the Rating Agencies in accordance with the 2006 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys.  Such survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Replacement Property.  The surveyor’s seal shall be affixed to each survey and each survey shall certify that the Improvements on such surveyed property is not located in a “one-hundred-year flood hazard area.”

(xiii)            Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for each Property hereunder have been satisfied with respect to the Replacement Property and evidence of the payment of all premiums payable for the existing policy period.

(xiv)            Lender shall have received a Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report, which conclude that the Replacement Property does not contain any Hazardous Substance (as defined in the Mortgage) and is not subject to any material risk of contamination from any off-site Hazardous Substance.

(xv)             The applicable Borrower shall deliver or cause to be delivered to Lender (A) updates certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender in connection with the Closing Date; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Replacement Property is located (if required in such jurisdiction) and (C) resolutions of the member of Borrower authorizing the substitution and any actions taken in connection with such substitution.

(xvi)            Lender shall have received the following opinions of Borrower’s counsel: (A) an opinion or opinions of counsel admitted to practice under the laws of the state in which the Replacement Property is located stating that the Loan Documents delivered with respect to the Replacement Property pursuant to clause (ix) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors’ rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Replacement Property is located or that Borrower is not required by applicable law to qualify to do business in such jurisdiction; (B) an opinion of counsel stating that the Loan Documents delivered with respect to the Replacement Property pursuant to clause (ix) above were duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; (C) an opinion of counsel or other evidence acceptable to the Rating Agencies stating that subjecting the Replacement Property to the Lien of the related Mortgage and the execution and delivery of the related Loan Documents does not and will not affect or impair the ability of Lender to enforce its remedies under all of the Loan Documents or to realize the benefits of the cross-collateralization provided for thereunder; and (E) an opinion of counsel acceptable to the Rating Agencies that the substitution does not constitute a “significant modification” of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC Trust holding an interest in the Loan.

(xvii)           Borrower shall have paid (or caused to be paid) all Basic Carrying Costs relating to the Properties and the Replacement Property, including without limitation, (i) accrued but unpaid insurance premiums relating to the Properties and the Replacement Property, (ii) currently due and payable Taxes (including any in arrears) relating to the

Properties and the Replacement Property and (iii) currently due Other Charges relating to the Properties and Replacement Property.

(xviii)          Borrower shall have paid to Lender a substitution fee equal to one percent (1%) of the Substituted Property’s Allocated Principal Amount, and shall have paid or reimbursed Lender for all costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution.  Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution.

(xix)            Lender shall have received annual operating statements and occupancy statements for the Replacement Property for the most recently completed fiscal year and a current operating statement for the Substituted Property, each certified to Lender as being, to the best of the applicable Borrower’s knowledge, true and correct and a certificate from the applicable Borrower certifying that there has been no adverse change in the financial condition of the Replacement Property since the date of such operating statements.

(xx)             Intentionally omitted.

(xxi)            Lender shall have received copies of all tenant leases (if any) and any ground leases affecting the Replacement Property certified by the applicable Borrower as being true and correct.  Lender shall have received a current rent roll of the Replacement Property (if there are any tenant leases) certified by such Borrower as being true and correct.

(xxii)           Lender shall have received subordination, nondisturbance and attornment agreements from any tenants with recorded leases (unless such Leases that are, by their terms, subordinate to the Mortgage with respect to the Replacement Property).

(xxiii)          Lender shall have received an endorsement to the Title Insurance Policy insuring the Lien of the Mortgage encumbering the Replacement Property insuring that the Replacement Property constitutes a separate tax lot or, if such an endorsement is not available in the state in which the Replacement Property is located, other evidence acceptable to Lender that the Substitute Policy constitutes a separate tax lot.

(xxiv)          Lender shall have received a Physical Conditions Report with respect to the Replacement Property stating that the Replacement Property is in good condition and repair and free of damage or waste. If the Physical Conditions Report recommends that any repairs be made with respect to the Replacement Property, such Physical Conditions Report shall include an estimate of the cost of such recommended repairs.  If Borrower has not delivered to Lender within six (6) months after the date of substitution evidence reasonably satisfactory to Lender that it has completed such repairs, Borrower shall deposit with Lender an amount equal to one hundred twenty-five percent (125%) of such estimated cost, which deposit shall constitute part of the Required Repair Fund and shall be held and disbursed in accordance with Section 7.1 hereof.  Notwithstanding the foregoing, if (x) the recommended repairs include life safety items or (y) the aggregate amount of the recommended repairs exceeds two percent (2%) of the Allocated Principal Amount of the Substituted Property, Borrower shall deposit with Lender an amount equal to one hundred twenty-five percent (125%) of such estimated cost of such repairs.

(xxv)           Lender shall have received a certificate of occupancy for the Replacement Property (or other evidence reasonably acceptable to Lender that the Replacement Property complies with building codes), and evidence reasonably acceptable to Lender that the Replacement Property and its use comply in all material respects with all applicable zoning and subdivision laws.  Such compliance shall be confirmed by delivery to Lender by one or more of the following: a letter from the municipality in which such Replacement Property is located, or a certificate of a surveyor that is licensed in the state in which the Replacement Property is located (with respect to zoning and subdivision laws), or an ALTA 3.1 zoning endorsement to the Title Insurance Policy delivered pursuant to clause (ix) above (with respect to zoning laws) or a subdivision endorsement to the Title Insurance Policy delivered pursuant to clause (ix) above (with respect to subdivision laws).

(xxvi)          Lender shall have received a certified copy of a Management Agreement between Operating Lessee and Manager reflecting the management of the Replacement Property by Manager, which Management Agreement shall either (i) be substantially the same in form and substance as the Management Agreement in effect for the Substituted Property immediately prior to the substitution date or (ii) a Replacement Management Agreement, and such Manager and Operating Lessee shall have executed and delivered to Lender an Assignment of Management Agreement in form and substance substantially the same as the counterpart of such document executed and delivered with respect to the related Substituted Property (which Assignment of Management Agreement shall be covered by the opinion required pursuant to clause (xvi) above).

(xxvii)         Intentionally omitted.

(xxviii)        Lender shall have received copies of all contracts and agreements relating to the leasing and operation of the Replacement Property (other than the Management Agreement) together with a certification of Borrower attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto.

(xxix)           Borrower shall submit to Lender, not less than fifteen (15) days prior to the date of such substitution, a release of Lien (and related Loan Documents) for the Substituted Property for execution by Lender.  Such release shall be in a form appropriate for the recordation in the jurisdiction in which the Substituted Property is located.

(xxx)            At least one (1) Business Day prior to the Substitution Date, Lender shall have received evidence that the Operating Lease relating to the Substituted Property will be terminated on the Substitution Date;

(xxxi)              Lender shall have received a certified copy of an Operating Lease between the applicable Individual Owner Borrower and the Individual Operating Lessee Borrower, which Operating Lease shall be substantially the same in form and substance as the Operating Lease in effect for the Substituted Property immediately prior to the Substitution Date as approved by Lender (subject to changes approved by Lender or for which Lender’s approval was not required), and Operating Lessee shall have executed and delivered to Lender a Security Agreement and UCC-1 financing statements each in form and substance substantially the same as the counterpart of such documents executed and delivered with respect to the related Substituted Property (all of which documents shall be covered by the opinion required pursuant to clause (xvi) above).

(xxxii)             Lender shall have received evidence reasonably satisfactory to Lender that the occupancy statistics and the average daily rate for the Replacement Property for the twelve (12) months prior to the substitution date shall be equal to or greater that the occupancy statistics and the average daily rate for the Substituted Property for such period.

(xxxiii)            The Replacement Property shall have credit characteristics that are equal to or better than the credit characteristics of the Substituted Property, including, without limitation, being located in the same or better market and having the same or better “flag”, as reasonably determined by Lender.

(xxxiv)           After giving effect to the substitution, forty percent (40%) or less of the Aggregate Net Cash Flow for the Loan for all of the Properties (including the Replacement Property but excluding the Substituted Property) shall result from one State or one market.

(xxxv)            Lender shall have received such other and further approvals, opinions, documents and information in connection with the substitution as requested by the Rating Agencies if the Loan is part of a Securitization, or the Lender if the Loan is not part of a Securitization.

(xxxvi)           The applicable Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.7.1 have been satisfied.

Upon receipt of all required deliverables from the related Borrower, Lender shall process Borrower’s request with commercially reasonable diligence.  Upon the satisfaction of the foregoing conditions precedent, Lender will release its Lien from the Substituted Property and the Replacement Property shall be deemed to be a Property for purposes of this Agreement.

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1             Conditions Precedent to Closing.  The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

3.1.1        Representations and Warranties; Compliance with Conditions.  The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

3.1.2        Loan Agreement and Note.  Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

3.1.3        Delivery of Loan Documents; Title Insurance; Reports; Leases, Etc.

(a)           Mortgages, Assignments of Leases and other Loan Documents.  Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgages and the Assignments of Leases and evidence that counterparts of the Mortgages and Assignments of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable first priority Liens upon each Individual Property in favor of Lender or its nominee (or such trustee as may be required under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.  Lender shall have also received from Borrower fully executed counterparts of the Assignments of Management Agreement and the other Loan Documents.

(b)           Title Insurance.  Lender shall have received, with respect to each Individual Property, a Title Insurance Policy issued by a title company acceptable to Lender and dated as of the Closing Date with reinsurance and direct access agreements acceptable to Lender.  Such Title Insurance Policy shall (i) provide coverage in an amount at least equal to the Allocated Principal Amount of the the applicable Individual Property together with, if applicable, a “tie-in” or similar endorsement, (ii) insure Lender that the relevant Mortgage creates a valid first priority lien on the Individual Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender, its successors and assigns, as the insured.  The Title Insurance Policy shall be assignable without cost to Lender.  Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

(c)           Survey.  Lender shall have received a title survey for each Individual Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the most recent Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys.  The following additional items from the list of “Optional Survey Responsibilities and Specifications” (Table A) should be added to each survey: 2, 3, 4, 6, 8, 9, 10, 11 and 13.  The survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Individual Property referred to in clause (ii) above and shall include, among other things, a legal description of the real property comprising part of such Individual Property reasonably satisfactory to Lender.  The surveyor’s seal shall be affixed to each survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

(d)           Insurance.  Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period.

(e)           Environmental Reports.  Lender shall have received an Environmental Report in respect of each Individual Property, in each case reasonably satisfactory to Lender.

(f)            Zoning.  With respect to each Individual Property, Lender shall have received, at Lender’s option, (i) letters or other evidence with respect to each Individual Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, (ii) an ALTA 3.1 zoning endorsement to the applicable Title Insurance Policy or (iii) other evidence of zoning compliance, in each case in substance reasonably satisfactory to Lender.

(g)           Encumbrances.  Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien on each Individual Property as of the Closing Date with respect to each Mortgage on the applicable Individual Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

3.1.4        Related Documents.  Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

3.1.5        Delivery of Organizational Documents.  On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

3.1.6        Opinions of Borrower’s Counsel.  Lender shall have received opinions of Borrower’s counsel (and if applicable, Borrower’s local counsel) (a) with respect to non-consolidation issues (an “Insolvency Opinion”) and (b) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may reasonably require, all such opinions in form, scope and substance reasonably satisfactory to Lender and Lender’s counsel in their reasonable discretion.

3.1.7        Budgets.  Borrower shall have delivered, and Lender shall have approved, the Annual Budget for its Individual Property for the current Fiscal Year.

3.1.8        Basic Carrying Costs.  Borrower shall have paid all Basic Carrying Costs relating to the Properties which are in arrears, including without limitation, (a) accrued but unpaid insurance premiums relating to the Properties, (b) currently due and payable Taxes (including any in arrears) relating to the Properties, and (c) currently due Other Charges relating to the Properties, which amounts shall be funded with proceeds of the Loan.

3.1.9        Completion of Proceedings.  All organizational proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

3.1.10      Payments.  All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

3.1.11      Intentionally Omitted.

3.1.12      Transaction Costs.  Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees or taxes, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender’s counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

3.1.13      Material Adverse Change.  There shall have been no material adverse change in the financial condition or business condition of Borrower or the Properties since the date of the most recent financial statements delivered to Lender.  The income and expenses of the Properties, the occupancy leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change.  Neither Borrower, any of its constituent Persons, shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

3.1.14      Leases and Rent Roll.  Lender shall have received copies of all tenant leases, certified copies of any tenant leases as requested by Lender and certified copies of all ground leases affecting the Properties, if any.  If there are any Leases at the Property, Lender shall have received a current certified rent roll of the Properties, reasonably satisfactory in form and substance to Lender.

3.1.15      Intentionally omitted.

3.1.16      Tax Lot.  Lender shall have received evidence that each Individual Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

3.1.17      Physical Conditions Reports.  Lender shall have received a Physical Conditions Reports with respect to each Individual Property, which reports shall be reasonably satisfactory in form and substance to Lender.

3.1.18      Management Agreement.  Lender shall have received a true, correct and complete copy of all existing Management Agreements, and with respect to each Individual Property for which a new Management Agreement is being executing in connection with the

Loan, Lender shall have approved the form of Management Agreement with respect to such Individual Property.

3.1.19      Appraisal.  Lender shall have received an appraisal of each Individual Property, which shall be satisfactory in form and substance to Lender.

3.1.20      Franchise Agreement. Lender shall have received a true, correct and complete copy of all existing Franchise Agreements, and with respect to each Individual Property for which a new Franchise Agreement is being executing in connection with the Loan, Lender shall have approved the form of Franchise Agreement with respect to such Individual Property.

3.1.21      Financial Statements.  Lender shall have received (a) a balance sheet with respect to each Individual Property for the two most recent Fiscal Years and statements of income and statements of cash flows with respect to such Individual Property for the three most recent Fiscal Years, each in form and substance reasonably satisfactory to Lender or (b) such other financial statements relating to the ownership and operation of the Individual Property, in form and substance reasonably satisfactory to Lender.

3.1.22      Operating Leases.  Lender shall have received a true, correct and complete copy of each of the Operating Leases.

3.1.23      Further Documents.  Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance reasonably satisfactory to Lender and its counsel.

3.1.24      Environmental Insurance.  If required by Lender, Borrower shall have obtained a secured creditor environmental insurance policy with respect to an Individual Property, which shall be in form and substance satisfactory to Lender.  Any such policy shall have a term not less than the term of the Loan.  Borrower shall have provided to Lender evidence that the premiums for such policy has been paid in full.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1             Borrower Representations.  Borrower represents and warrants as of the date hereof and as of the Closing Date that:

4.1.1        Organization.  Each Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its Properties and to transact the businesses in which it is now engaged.  Each Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its Properties, businesses and operations.  Each Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its Properties and/or to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Properties.

4.1.2        Proceedings.  Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents.  This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3        No Conflicts.  The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4        Litigation.  To Borrower’s knowledge, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower or any Individual Property, which actions, suits or proceedings, if determined against Borrower or any Individual Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of any Individual Property.

4.1.5        Agreements.  Except for the Franchise Agreements, Management Agreements, and such instruments and agreements set forth as Permitted Exceptions in the applicable Title Insurance Policy, no Borrower is a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or any Individual Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise.  To Borrower’s knowledge, Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any of the Properties are bound.  Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Properties are otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties and (b) obligations under the Loan Documents.

4.1.6        Title.  Borrower has good and indefeasible fee simple title to the real property comprising part of each Individual Property (except with respect to the Westbury Property, for which the Westbury Borrower has good, marketable and insurable leasehold title to the real property comprising such Individual Property) and good title to the balance of such Individual

Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents.  Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected lien on the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignment of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents.  There are no claims for payment for work, labor or materials affecting the Properties which are due and unpaid under the contracts pursuant to which such work or labor was performed or materials provided which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.  All state, county and municipal mortgage recording and intangibles taxes and documentary stamp taxes due in connection with the acquisition or financing of the Property have, as of the date hereof, been paid (or are in escrow with the title insurance company insuring the Lien of the Mortgage).

4.1.7        Solvency; No Bankruptcy Filing.  Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents.  To the best of Borrower’s knowledge, giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities.  To the best of Borrower’s knowledge, the fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured.  Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).  Except as expressly disclosed to Lender in writing, no petition in bankruptcy has been filed against Borrower, or to the best of Borrower’s knowledge, any constituent Person in the last seven (7) years, and neither Borrower, nor to the best of Borrower’s knowledge, any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.  Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

4.1.8        Full and Accurate Disclosure.  To Borrower’s knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.  There is no material fact presently known to

Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

4.1.9        No Plan Assets.  No Borrower is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.  In addition, (a) no Borrower is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

4.1.10      Compliance.  To Borrower’s knowledge, Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes.  To the best of Borrower’s knowledge after due inquiry, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority.  There has not been committed by Borrower or to Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.11      Financial Information.  All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Loan (i) are, to the best of Borrower’s knowledge, true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Properties as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP (or other accounting principles reasonably acceptable to Lender, consistently applied) throughout the periods covered, except as disclosed therein; provided, however, that if any financial data is delivered to Lender by any Person other than Borrower, Guarantor, Indemnitor or any of their Affiliates, or if such financial data has been prepared by or at the direction of any Person other than Borrower, Guarantor, Indemnitor or any of their Affiliates, then the foregoing representations with respect to such financial data shall be to the best of Borrower’s knowledge, after due inquiry.  Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Individual Property or the operation thereof as a limited service hotel, except as referred to or reflected in said financial statements.  Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

4.1.12      Condemnation.  Except as previously disclosed to Lender in writing with respect to the Individual Property known as the Dallas Marriott Residence Inn Park Central, located at

7642 LBJ Freeway, Dallas, Texas, no Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

4.1.13      Federal Reserve Regulations.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14      Utilities and Public Access.  Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses.  All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the Title Insurance Policy.  All roads necessary for the use of each Individual Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15      Not a Foreign Person.  Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16      Separate Lots.  Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

4.1.17      Assessments.  There are no pending, or to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

4.1.18      Enforceability.  The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19      No Prior Assignment.  There is no prior assignment of the Leases or any portion of the Rents by Borrower or any of its predecessors in interest, given as collateral security which are presently outstanding.

4.1.20      Insurance.  Borrower has obtained and has delivered to Lender certified copies of the Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  To the best of Borrower’s knowledge, no claims have been made under any such Policy, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such Policy.

4.1.21      Use of Property.  Each Individual Property is used exclusively as a limited service hotel and other appurtenant and related uses.

4.1.22      Certificate of Occupancy; Licenses.  All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required to be obtained by Borrower for the legal use, occupancy and operation of each Individual Property as a limited service hotel have been obtained and are in full force and effect, and to the best of Borrower’s knowledge, after due inquiry, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required to be obtained by any Person other than Borrower and any applicable liquor license required for the legal use, occupancy and operation of each Individual Property have been obtained and are in full force and effect (all of the foregoing certifications, permits, licenses and approvals are collectively referred to as the “Licenses”).  Borrower shall and shall cause all other Persons to, keep and maintain all Licenses necessary for the operation of each Individual Property as a limited service hotel.  To Borrower’s knowledge, the use being made of each Individual Property is in conformity with all certificates of occupancy issued for such Individual Property.

4.1.23      Flood Zone.  To the best of Borrower’s knowledge, after due inquiry, no Improvements on any Individual Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to each such Individual Property.

4.1.24      Physical Condition.  Except as disclosed in the Physical Conditions Reports delivered to Lender in connecting with this Loan, to Borrower’s knowledge, each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and no Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25      Boundaries. To the best of Borrower’s knowledge, after due inquiry, all of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon any Individual Property, and no easements or other encumbrances upon any Individual Property encroach upon any of the Improvements, so as to affect the value or marketability of applicable Individual Property except those which are insured against by the applicable Title Insurance Policy.

4.1.26      Leases.  The Properties are not subject to any leases other than the Operating Leases and the Leases described on the Rent Roll attached as Schedule V hereto and made a part hereof, except that the Westbury Property is subject to the Ground Lease.  Each Operating Lease delivered to Lender in connection with the closing of this Loan was, when delivered, true, correct and complete, and no such Operating Agreement has been modified since delivery except in accordance with the terms hereof.  No Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases.  The current Leases are in full force and effect and to Borrower’s knowledge after inquiry, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder.  No Rent (including security deposits) has been paid more than one (1) month in advance of its due date.  All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant.  There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is outstanding.  To Borrower’s knowledge after inquiry, except as set forth on Schedule V, no tenant listed on Schedule V has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises.  No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.  Except as set forth in Schedule V, no tenant under any Lease has any right or option for additional space in the Improvements except as set forth in Schedule V.  To Borrower’s actual knowledge based on the Environmental Report delivered to Lender in connection herewith, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste, except in either event, in compliance with applicable federal, state or local statues, rules and regulations.

4.1.27      Survey.  The Survey for each Individual Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and does not fail to reflect any material matter affecting such Individual Property or the title thereto.

4.1.28      Loan to Value. The maximum principal amount of the Note does not exceed one hundred twenty-five percent (125%) of the fair market value of the Properties as set forth on the appraisals of the Properties delivered to Lender.

4.1.29      Inventory. Except for items owned or leased by a Franchisor or Manager as expressly set forth in a Franchise Agreement or Management Agreement, as applicable, each Borrower is the owner of all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Mortgages) located on or at each Individual Property and shall not lease any Equipment, Fixtures or Personal Property without Lender’s prior written consent.  All of the Equipment, Fixtures and Personal Property (together with equipment, fixtures and personal property owned or leased by Franchisor or Manager) are sufficient to operate the Properties in the manner required hereunder and in the manner in which they are currently operated.

4.1.30      Filing and Recording Taxes.  All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the acquisition of the Properties to Borrower have been paid or are simultaneously being paid.  All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid, and, under current Legal Requirements, each of the Mortgages are enforceable in accordance with its terms by Lender (or any subsequent holder thereof).

4.1.31      Special Purpose Entity/Separateness.

(a)           Until the Debt has been paid in full, each Individual Borrower hereby represents, warrants and covenants that such Individual Borrower is, shall be and shall continue to be a Special Purpose Entity.  If an Individual Borrower consists of more than one Person, each such Person shall be a Special Purpose Entity.

(b)           The representations, warranties and covenants set forth in Section 4.1.31(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

(c)           Any and all of the facts presented and assumptions made in any Insolvency Opinion, including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects, and Borrower will have complied and will comply with all of the assumptions made with respect to it in any Insolvency Opinion.  Each entity other than Borrower with respect to which an assumption is made in any Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in any such Insolvency Opinion.

4.1.32      Management Agreement.  The Management Agreement, with respect to each Individual Property, is in full force and effect and, to Borrower’s knowledge, there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.33      Illegal Activity.  No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity.

4.1.34      No Change in Facts or Circumstances; Disclosure.  All information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects, provided, however, that if such information was provided to Borrower by non-affiliated third parties or predates the merger transaction pursuant to which Inland American Real Estate Trust, Inc. became the indirect owner of Borrower (or its predecessor-in-title to the Property), Borrower represents that such information is, to the best of its knowledge after due inquiry, accurate, complete and correct in all material respects.  There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Properties or the business operations or the financial condition of Borrower.  Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

4.1.35      Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.36      Embargoed Person.  As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Guarantor or Indemnitor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Guarantor or Indemnitor, as applicable, with the result that the investment in Borrower, Guarantor or Indemnitor, (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Guarantor or Indemnitor, have been derived from any unlawful activity with the result that the investment in Borrower, Guarantor or Indemnitor (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.37      Principal Place of Business and Organization.  Borrower shall not change its principal place of business without first giving Lender thirty (30) days prior written notice.  Borrower shall not change the place of its organization as set forth in the introductory paragraph of this Agreement without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.  Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Properties as a result of such change of principal place of business or place of organization.

4.1.38      Cash Management Account. Borrower hereby represents and warrants to Lender that:

(a)           This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in the Clearing Account and Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower.  Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed the Clearing Account and Cash Management Account ;

(b)           Each of the Clearing Account and Cash Management Account constitute “deposit accounts” and/or “securities accounts” within the meaning of the Uniform Commercial Code of the State of New York);

(c)           Pursuant and subject to the terms hereof and the other applicable Loan Documents, the Clearing Bank and Agent have agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Clearing Account and Cash Management Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

(d)           The Clearing Account and Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to the Clearing Bank and Agent complying with instructions with respect to the Clearing Account and Cash Management Account from any Person other than Lender.

4.1.39      Franchise Agreement.  Each Franchise Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder.

4.1.40      Ground Lease.  Borrower hereby represents and warrants to Lender the following with respect to the Ground Lease:

(a)           Recording; Modification.  A memorandum of the Ground Lease has been duly recorded.  There have not been amendments or modifications to the terms of the Ground Lease since recordation of the Ground Lease (or a memoranda thereof), with the exception of written instruments which have been recorded.  The Ground Lessor has executed the Westbury Mortgage and the fee estate in the Westbury Property is encumbered thereby.

(b)           No Liens.  Except for the Permitted Encumbrances and other encumbrances of record, Westbury Borrower’s interest in the Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the Westbury Mortgage other than the Ground Lessor’s related fee interest.

(c)           Default.  As of the date hereof, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of the Ground Lease.

(d)           Term.  The term of the Ground Lease extends to December 23, 2014.

4.1.41      Fraudulent Transfer.  It is the intention of all Individual Borrowers that the obligations of each Individual Borrower under the Note or this Agreement shall not constitute a fraudulent transfer or conveyance under any Federal or state fraudulent transfer or conveyance laws including Section 548 of the Bankruptcy Code (collectively, the “Fraudulent Transfer Laws”).  To effect the foregoing intention any term or provision of this Agreement or any other Loan Document notwithstanding, the maximum aggregate amount of the obligations for which any Individual Borrower shall be liable under this Agreement and the other Loan Documents shall in no event exceed an amount equal to the largest amount that would not render such Individual Borrower’s obligations subject to avoidance under any Fraudulent Transfer Laws.

4.1.42      Operating Leases.  Each Operating Lease is in full force and effect, and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The terms and provisions of each Operating Lease are subject and subordinate to the terms and lien of this Agreement and the Mortgages.  Neither the execution and delivery of the Loan Documents, Borrower’s performance thereunder, nor the exercise of any remedies by Lender will adversely affect Borrower’s rights under any Operating Lease.

4.1.43      PIP Requirements.  Borrower has disclosed to Lender, in writing, prior to the date hereof, all outstanding PIP Requirements with respect to the Property.

Section 4.2            Survival of Representations.  Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower.  All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE 5

BORROWER COVENANTS

Section 5.1             Affirmative Covenants.  From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of the Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1        Existence; Compliance with Legal Requirements; Insurance.  Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Properties.  No Borrower shall commit, nor shall Borrower permit any other Person in occupancy of or involved with the operation or use of the Properties to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against any Individual Properties or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.  Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.  Borrower shall at all times maintain, preserve and protect all its franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage.  Borrower shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrower shall operate, or cause the tenant to operate, any Individual Property that is the subject of an O&M Agreement (if any) in accordance with the terms and provisions thereof in all material respects.  After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) intentionally omitted; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will not be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (vi) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or any Individual Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith.  Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2        Taxes and Other Charges.  Borrower shall pay or cause to be paid all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay to the appropriate taxing authority Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof.  Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof).  Provided no Event of Default shall then exist, if Borrower pays or causes to be paid all Taxes and Other Charges and provides a copy of the receipt evidencing the payment thereof to Lender, then Lender shall reimburse Borrower, provided that there are then sufficient proceeds in the Tax and Insurance Escrow Fund and provided that the Taxes are being paid pursuant to Section 7.2.  Upon written request of Borrower, if Lender has paid such Taxes pursuant to Section 7.2 hereof, Lender shall provide Borrower with evidence that such Taxes have been paid.  Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties.  After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.  Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established, or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost, or there shall be any danger of the Lien of any Mortgage being primed by any other Lien, in each case, as determined by Lender in its reasonable discretion.

5.1.3        Litigation.  Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower, Guarantor or Indemnitor which might materially adversely affect such party’s condition (financial or otherwise) or business or any Individual Property.

5.1.4        Access to Properties.  Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of Manager under the Management Agreement.

5.1.5        Notice of Default.  Borrower shall promptly advise Lender of any material adverse change in Borrower’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6        Cooperate in Legal Proceedings.  Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7        Perform Loan Documents.  Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

5.1.8        Insurance Benefits.  Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Insurance Proceeds.

5.1.9        Further Assurances.  Borrower shall, at Borrower’s sole cost and expense:

(a)           furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

(b)           execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; including, without limitation, the execution and delivery of all such writings necessary to transfer any liquor licenses with respect to any Individual Property into the name of Lender or its designee after the occurrence of an Event of Default; and

(c)           do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10      Supplemental Mortgage Affidavits.   If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any Individual Property as a direct or indirect result of applicable taxes not having been paid with respect to such Individual Property, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender’s request, supplemental affidavits increasing the amount of the Debt attributable to the Individual Property for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of such Individual Property (i) as of the date hereof and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Debt attributable to the Individual Property, and Borrower shall, on demand, pay any additional taxes.

5.1.11      Financial Reporting.

(a)           Each Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP and the Uniform System of Accounts, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of its Individual Property.  Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as

Lender shall desire.  After the occurrence and during the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Properties, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest.

(b)           Borrower will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, either (i) a complete copy of each Borrower’s annual financial statements audited by an accounting firm or other independent certified public accountant reasonably acceptable to Lender, or (ii) a consolidated and annotated financial statement of each Borrower, Sole Member and Guarantor (as applicable), audited by an accounting firm or other independent certified public accountant reasonably acceptable to Lender in accordance with the GAAP (or other accounting principles reasonably acceptable to Lender, consistently applied) and the Uniform System of Accounts, together with audited financial statements relating to each Borrower and its Individual Property.  Such financial statements covering the Properties on a combined basis as well as each Individual Property for such Fiscal Year and shall contain statements of profit and loss for each Borrower and its Individual Property, and a balance sheet for each Borrower.  Such statements shall set forth the financial condition and the results of operations for each of the Individual Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses.  Borrower’s annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) a certificate executed by the chief financial officer of Borrower, Sole Member or Guarantor, as applicable, stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and each Individual Property being reported upon and has been prepared in accordance with the Uniform System of Accounts and GAAP (or other accounting principles reasonably acceptable to Lender, consistently applied), (iii) an unqualified opinion of an accounting firm or other independent certified public accountant reasonably acceptable to Lender, (iv) a certified rent roll containing current rent, lease expiration dates and the square footage occupied by each tenant, if any; (v) a schedule audited by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant; and (vi) occupancy statistics for the Properties on a combined basis as well as for each Individual Property.  Together with Borrower’s annual financial statements, Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

Notwithstanding anything in this subsection (b) to the contrary, provided that the Aggregate Debt Service Coverage Ratio based on the preceding twelve (12) month period as determined by Lender in January of each Fiscal Year is greater than or equal to 1.65 to 1.0, Borrower shall not be required to provided audited financial statements with respect to any Borrower or Individual Property, but in lieu thereof, such financial statements shall be certified by the chief financial officer of Borrower as being true, correct, accurate, and complete and fairly presenting the financial condition and results of the operations of such Borrower and such Individual Property.

(c)           Borrower will furnish, or cause to be furnished, to Lender on or before forty five (45) days after the end of each calendar quarter the following items, accompanied by a certificate of the chief financial officer of Borrower, Sole Member or Guarantor, as applicable, stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties on a combined basis as well as each Individual Property (subject to normal year-end adjustments) as applicable: (i) an occupancy report for the subject month, including an average daily rate accompanied by an Officer’s Certificate with respect thereto; (ii) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund, and other information necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month accompanied by an Officer’s Certificate with respect thereto; (iv) a Net Cash Flow Schedule; and (v) the total amount of rent paid by each Individual Operating Lessee Borrower under its Operating Lease.  In addition, such certificate shall also be accompanied by a certificate of the chief financial officer of Borrower, Sole Member or Guarantor stating that the representations and warranties of Borrower set forth in Section 4.1.31(a) are true and correct as of the date of such certificate.  On or before thirty (30) days after the end of each calendar month, Borrower also will furnish, or cause to be furnished, to Lender the most current Smith Travel Research Reports in the form of Schedule XIII hereto then available to Borrower reflecting market penetration and relevant hotel properties competing with each Individual Property.

(d)           For the partial year period commencing on the Closing Date, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such period or Fiscal Year (or if Manager prepares such Annual Budget, such longer time as set forth in the Management Agreement) in form reasonably satisfactory to Lender (or as otherwise set forth in the Management Agreement).  The Annual Budget shall be subject to Lender’s written approval (each such Annual Budget, an “Approved Annual Budget”).  In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender.  Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget.  Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.  Notwithstanding anything in this subsection (d) to the contrary, Lender’s right to approve the Annual Budget shall be subject to Manager’s right to establish the budget for an Individual Property and shall be limited to the extent of Borrower’s rights under the applicable Management Agreement to review and object to the budget prepared by Manager.  Borrower shall promptly deliver to Lender a copy of any budget prepared or proposed by Manager, and shall timely present to Manager any objection raised by Lender and otherwise cooperate with Lender in exercising its rights hereunder.

(e)           Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Properties and the financial affairs of Borrower as may be reasonably requested by Lender.

(f)            In the event that, Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval.  Notwithstanding the foregoing, any Extraordinary Expense required, in writing, by Franchisor shall be deemed approved.

(g)           Borrower will cause Guarantor and Indemnitor to furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of each such party, financial statements audited by an independent certified public accountant, which shall include an annual balance sheet and profit and loss statement of Guarantor and Indemnitor, in the form reasonably required by Lender.

(h)           If, at the time one or more Disclosure Documents are being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Properties alone or the Properties and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish (or shall cause Franchisor or Manager, as applicable, to furnish) to Lender upon request (i) the selected financial data or, if applicable, Net Operating Income, required under Item 1112(b)(1) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization.  Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (C) not later than seventy-five (75) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) is not required.  If requested by Lender, Borrower shall furnish to Lender financial data and/or financial statements for any tenant of any of the Properties if, in connection with a Securitization, Lender expects there to be, with respect to such tenant or group of Affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor.

(i)            All financial statements provided by Borrower hereunder pursuant to Section 5.1.11(h) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation AB and other applicable legal requirements.  All audited financial statements referred to in Subsections 5.1.11(h) above shall be audited by independent accountants of Borrower acceptable to Lender in accordance with Regulation AB and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation AB and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing (as defined below) and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided.  All financial statements (audited or unaudited) provided by Borrower under Section 5.1.11(h) shall be accompanied by an Officer’s Certificate, which shall state that such financial statements meet the requirements set forth in the first sentence of this 5.1.11(i).

(j)            If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act Filing or as shall otherwise be reasonably requested by the Lender.

(k)           In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation AB or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 5.1.11(h) hereof, Lender may request, and Borrower shall promptly provide, such other financial statements as Lender determines to be necessary or appropriate for such compliance

(l)            Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).  Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section in connection with the Securitization to such parties requesting such information in connection with such Securitization.

(m)          Notwithstanding anything herein to the contrary, if any of the financial statements or other information required to be delivered to Lender pursuant to this Section 5.1.11 are generated by Manager under the Management Agreement, Borrower shall have at least five (5) Business Days (or thirty (30) Business Days if such statements are to be audited pursuant to the terms hereof) after the date on which Borrower receives such information from Manager to deliver such information to Lender.

5.1.12      Business and Operations.  Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties.  Borrower will qualify to do business and will remain in, and cause Operating Lessee to remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties.

5.1.13      Title to the Properties.  Borrower will warrant and defend (a) the title to each Individual Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the applicable Mortgage and the applicable Assignment of Leases on the applicable Individual Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever.  Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in any Individual Property, other than as permitted hereunder, is claimed by another Person.

5.1.14      Costs of Enforcement.  In the event (a) that any Mortgage encumbering any Individual Property is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15      Estoppel Statement.

(a)           After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the applicable interest rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b)           Borrower shall use commercially reasonable efforts to deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Properties in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year.

(c)           Within thirty (30) days of request by Borrower, Lender shall deliver to Borrower a statement setting forth the items described at (a)(i), (ii), (iii) and (iv) of this Section 5.1.15.

(d)           Borrower shall, promptly upon request of Lender, use commercially reasonable efforts to deliver an estoppel certificate from the Ground Lessor stating that (i) the Ground Lease is in full force and effect and has not been modified, amended or assigned, (ii) neither Ground Lessor nor the Westbury Borrower is in default under any of the terms, covenants or provisions of the Ground Lease and the Ground Lessor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Ground Lease, (iii) neither the Ground Lessor nor the Westbury Borrower has commenced any action or given or received any notice for the purpose of terminating the Ground Lease and (iv) all sums due and payable to Ground Lessor under the Ground Lease have been paid in full.

(e)           Borrower shall, promptly upon request of Lender, shall use commercially reasonable efforts to deliver an estoppel certificate from Franchisor stating that (i) the Franchise Agreement or Management Agreement, as applicable, is in full force and effect and has not been modified, amended or assigned, (ii) neither Franchisor nor Borrower is in default under any of the terms, covenants or provisions of the Franchise Agreement or Management Agreement, as applicable, and Franchisor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Franchise Agreement or Management Agreement, as applicable, (iii) neither Franchisor nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Franchise Agreement or Management Agreement, as applicable, and (iv) all sums due and payable to Franchisor under the Franchise Agreement or Management Agreement, as applicable, have been paid in full.  If Borrower timely requests an estoppel letter from Franchisor, but Franchisor has no legal obligation under the Franchise Agreement to provide such estoppel letter and refuses to provide such estoppel letter, Borrower’s failure to deliver such estoppel letter to Lender shall not be an Event of Default.

5.1.16      Loan Proceeds.  Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.17      Performance by Borrower.  Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrower, or applicable to Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower, without the prior written consent of Lender.

5.1.18      Confirmation of Representations.  Borrower shall deliver, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such

Securitization, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and its member as of the date of the Securitization.

5.1.19      No Joint Assessment.  Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and (b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

5.1.20      Leasing Matters.

(a)           Borrower may enter into Leases (other than an Operating Lease) or modify existing Leases (other than an Operating Lease) demising a portion of an Individual Property less than or equal to the Relevant Leasing Threshold without Lender’s prior approval provided such Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents, and further provided that such Leases shall provide that they are subordinate to the Mortgage encumbering the applicable Individual Property and that the tenant thereunder agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale.  Borrower may not enter into a Lease or modify an existing Lease covering all or substantially all of an Individual Property without the prior written approval of Lender, which approval may be given or withheld in the sole discretion of Lender.  Borrower may not enter into Leases or modify existing Leases demising a portion of an Individual Property greater than the Relevant Leasing Threshold without the prior written approval of Lender, provided, however, Lender shall not withhold such approval if Borrower delivers to Lender together with its request for approval an abstract or summary of the proposed Lease terms, an affidavit certifying that the Leasing Conditions have been satisfied.  To the extent Lender’s approval or consent is required, Lender shall approve or disapprove any such Lease or modification (excluding a Lease for all or substantially all of an Individual Property) within ten (10) Business Days of Lender’s receipt of Borrower’s written request for approval together with the foregoing, and such Lease shall be deemed approved, if Lender does not disapprove such Lease within said ten (10) Business Day period provided such written notice conspicuously states, in large bold type, that “PURSUANT TO SECTION 5.1.20 OF THE LOAN AGREEMENT, THE LEASE SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN TEN (10) BUSINESS DAYS OF LENDER’S RECEIPT OF SUCH LEASE AND WRITTEN NOTICE”.  Borrower shall furnish Lender with executed copies of all Leases.   Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Individual Property involved except that, subject to the terms of this Section 5.1.20, no termination by Borrower or acceptance of surrender by a tenant of any Lease shall be permitted without the written consent of Lender which consent may be withheld in the sole discretion of Lender; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (v) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignment in connection with the Leases as Lender shall from time to time reasonably require.  Notwithstanding the foregoing, Borrower may, without the prior written consent of Lender, terminate (or accept a surrender of) any Lease which demises less than the Relevant Leasing Threshold under any of the following circumstances: (i) the tenant under said Lease is in default beyond any applicable grace and cure period, and Borrower has the right to terminate such Lease; (ii) such termination is permitted by the terms of the Lease in question and Borrower has secured an obligation from a third party to lease the space under the Lease to be terminated at a rental equal to or higher than the rental due under the Lease to be terminated; and (iii) if the tenant under the Lease to be terminated has executed a right under said Lease to terminate its Lease upon payment of a termination fee to Borrower, and has in fact terminated its Lease and paid said fee, Borrower may accept said termination.

(b)           Borrower shall (i) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner;  (ii) enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in all material respects; (iii) not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (v) hold all security deposits under all Leases in accordance with Legal Requirements.

(c)           Notwithstanding anything to the contrary contained herein, without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion, Borrower shall not (i) enter into an Operating Lease or surrender, terminate or cancel the Operating Lease to which it is a party; (ii) reduce or consent to the reduction of the term of the Operating Lease to which it is a party; (iii) increase or consent to the increase of the amount of any charges under the Operating Lease to which it is a party; (iv) modify, change, supplement, alter, replace or amend the Operating Lease to which it is a party or waive or release any of Borrower’s rights and remedies under the Operating Lease, including, without limitation, any material defaults; or (v) grant its consent or approval as may be requested or required in connection with the terms and provisions of the Operating Lease to which it is a party with respect to any matter that would require the consent of Lender pursuant to the Loan Documents.  Notwithstanding the foregoing, provided both an Individual Owner Borrower and Individual Operating Lessee Borrower are the parties to the Operating Lease and are owned, directly or indirectly, by a real estate investment trust, Lender shall not unreasonably withhold its consent to changes to the Operating Lease (including, but not limited to, changes in rent payable) deemed by Borrower to be necessary to comply with tax requirements related to real estate investment trusts.  Solely with respect to such required changes, Lender shall attempt to approve or disapprove any such modification within ten (10) Business Days of Lender’s receipt of Borrower’s written request for approval, provided such written notice conspicuously states, in large bold type, that “PURSUANT TO SECTION 5.1.20 OF THE LOAN AGREEMENT, LENDER SHALL RESPOND WITHIN TEN (10) BUSINESS DAYS OF LENDER’S RECEIPT.”  If Lender does not approve or disapprove same within said ten (10) Business Day period, Borrower shall provide a second written request for approval, which written request conspicuously states, in large bold type, that “PURSUANT TO SECTION 5.1.20 OF THE LOAN AGREEMENT, THIS REQUEST SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN TEN (10)

BUSINESS DAYS OF LENDER’S RECEIPT”.  If Lender does not disapprove such request within such second ten (10) Business Day period, such request shall be deemed approved.  Further notwithstanding the foregoing, Lender shall not unreasonably withhold its consent to an Individual Owner Borrower renewing any Operating Lease upon the expiration thereof or to an Individual Owner Borrower entering into a new Operating Lease with an Individual Operating Lessee Borrower upon the expiration of the current Operating Lease.  As conditions precedent to an Individual Owner Borrower renewing any Operating Lease or entering into a new Operating Lease after the date hereof, in addition to obtaining Lender’s consent to the terms thereof as required above (A) An Individual Owner Borrower shall provide written notice to Lender of such renewed or new Operating Lease not less than thirty (30) days prior to the date on which such renewed or new Operating Lease blacklined to the Operating Lease being replaced, (B) intentionally omitted, (C) Individual Owner Borrower and Individual Operating Lessee Borrower shall execute and deliver to Lender (and record in the appropriate real estate records if required by Lender) such amendments of the Loan Documents to which they are respectively a party as may be reasonably required by Lender to evidence, preserve and/or protect the collateral securing or intended to secure the Obligations, and (D) Individual Owner Borrower and/or Individual Operating Lessee Borrower shall deliver to Lender evidence reasonably acceptable to Lender that the Franchise Agreement and the Management Agreement and all other licenses and permits required to operate the Property as a hotel are and shall remain in full force and effect.

5.1.21      Alterations.  Borrower shall obtain Lender’s prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower’s or Operating Lessee’s financial condition, the value of the applicable Individual Property or the Net Operating Income.  Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower’s financial condition, the value of the applicable Individual Property or the Net Operating Income, provided that such alterations are made in connection with (a) a so-called “property improvement plan” (or “PIP”) imposed by a Franchisor, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, (c) alterations performed in connection with the Restoration of an Individual Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement, (d) any alteration which costs less than the Threshold Amount in the aggregate for all components thereof, or (e) any alteration which costs more than the Threshold Amount but less than $4,000,000 in the aggregate for all components thereof, provided Borrower complies with the Alteration Conditions.  If the total unpaid amounts due and payable with respect to alterations to the Improvements at any Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time equal or exceed the Threshold Amount, Borrower, upon Lender’s request, shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization, or (D) a completion bond or letter of credit issued by a financial institution having a rating by

Standard & Poor’s Ratings Group of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or class thereof in connection with any Securitization.  Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the applicable Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and, if cash, may be applied from time to time, at the option of Borrower, to pay for such alterations.  At the option of Lender, following the occurrence and during the continuance of an Event of Default, Lender may terminate any of the alterations and use the deposit to restore the Individual Property to the extent necessary to prevent any material adverse effect on the value of the Individual Property.

5.1.22      Operation of Property.

(a)           Borrower shall cause the Properties to be operated, in all material respects, in accordance with the Management Agreement (or Replacement Management Agreement, as applicable).  In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.  In the event that the Franchise Agreement (if applicable) expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Franchise Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly either (i) renew the Franchise Agreement with the applicable Franchisor or (ii) enter into a Replacement Franchise Agreement with Franchisor or another Qualified Franchisor, as applicable.

(b)           Borrower shall: (i) promptly perform and/or observe in all material respects, all of the covenants and agreements required to be performed and observed by Borrower under the Management Agreement and the Franchise Agreement and do all things necessary to preserve and to keep unimpaired its material rights of Borrower thereunder; (ii) promptly notify Lender of any material default under the Management Agreement and the Franchise Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by Borrower under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

5.1.23      Embargoed Person.  Borrower has performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Guarantor or Indemnitor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act (including the anti terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The

Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower, Guarantor or Indemnitor (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Guarantor or Indemnitor with the result that the investment in Borrower, Guarantor or Indemnitor (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Guarantor or Indemnitor have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower, Guarantor or Indemnitor (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Properties to be subject to forfeiture or seizure.

5.1.24      PIP Requirements.  Borrower shall provide to Lender copies of all PIP Requirements required by a Franchisor after the date hereof, and shall complete all PIP Requirements within the time frames set forth in the applicable Franchise Agreement (as same may be extended by the applicable Franchisor).  Borrower shall not be permitted to modify in any material respect the PIP Requirements without the consent of Lender. Lender shall approve or disapprove any material modification of PIP Requirements within ten (10) Business Days of Lender’s receipt of Borrower’s written request for approval together with all necessary information, and such modification shall be deemed approved, if Lender does not disapprove such modification within said ten (10) Business Day period provided such written notice conspicuously states, in large bold type, that “PURSUANT TO SECTION 5.1.24 OF THE LOAN AGREEMENT, THE ENCLOSED REQUEST SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN TEN (10) BUSINESS DAYS OF LENDER’S RECEIPT HEREOF.”  Borrower shall furnish Lender with copies of all modified PIP Requirements.  Notwithstanding anything contained in the foregoing to the contrary, Borrower shall not be permitted to reduce the scope of PIP work without Lender consent, and the foregoing provisions regarding deemed approval shall not apply with respect thereto any such proposed reduction.

5.1.25      Ground Lease.      Westbury Borrower shall, at its sole cost and expense, promptly and timely perform and observe all the terms, covenants and conditions required to be performed and observed by Westbury Borrower as lessee under the Ground Lease (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under the Ground Lease).

5.1.26      Certain Other Agreements.  Borrower shall perform, in all material respects, its obligations under all material agreements affecting the operation of the Property.  With respect to the Individual Property known as Marriott Courtyard and located at 300 Corporate Drive, Lebanon, New Jersey, Borrower shall enter into a contract with a pest elimination company satisfactory to Lender for the elimination and future prevention of bed bugs at such Individual Property, shall at all time comply with its obligations under such contract, and shall keep such contract (or a replacement contract) in full force and effect.

Section 5.2             Negative Covenants.            From the Closing Date until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of the Mortgages encumbering the Properties and any other collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1        Operation of Property.

(a)           Borrower shall not, without Lender’s prior written consent (which consent shall not be unreasonably withheld): (i) surrender, terminate, cancel, amend or modify the Management Agreement; (ii) surrender, terminate or cancel any Franchise Agreement; (iii) reduce or consent to the reduction of the term of the Management Agreement or the Franchise Agreement; (iv) increase or consent to the increase of the amount of any charges under the Management Agreement or the Franchise Agreement; or (v) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement or the Franchise Agreement.  Solely with respect to changes to the Management Agreement, Lender shall attempt to approve or disapprove any such modification within ten (10) Business Days of Lender’s receipt of Borrower’s written request for approval, provided such written notice conspicuously states, in large bold type, that “PURSUANT TO SECTION 5.2.1 OF THE LOAN AGREEMENT, LENDER SHALL RESPOND WITHIN TEN (10) BUSINESS DAYS OF LENDER’S RECEIPT.”  If Lender does not approve or disapprove same within said ten (10) Business Day period, Borrower shall provide a second written request for approval, which written request conspicuously states, in large bold type, that “PURSUANT TO SECTION 5.2.1 OF THE LOAN AGREEMENT, THIS REQUEST SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN TEN (10) BUSINESS DAYS OF LENDER’S RECEIPT”.  If Lender does not disapprove such request within such second ten (10) Business Day period, such request shall be deemed approved.

(b)           Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement or the Franchise Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

5.2.2        Liens.  Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except:

(i)            Permitted Encumbrances;

(ii)           Liens created by or related to Indebtedness permitted pursuant to the Loan Documents; and

(iii)          Liens for Taxes or Other Charges not yet due (or that Borrower is contesting in accordance with the terms of Section 5.1.2 hereof).

5.2.3        Dissolution.  Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Properties, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause the Sole Member to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Sole Member would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of limited partnership or partnership agreement of the Sole Member, in each case, without obtaining the prior written consent of Lender or Lender’s designee.

5.2.4        Change in Business.  Borrower shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.5        Debt Cancellation.  Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.6        Affiliate Transactions.  Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

5.2.7        Zoning.  Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.2.8        Assets.  Borrower shall not purchase or own any properties other than the Individual Property owned by Borrower as of the Closing Date as reflected in the applicable Title Insurance Policy.

5.2.9        Debt.  Borrower shall not create, incur or assume any Indebtedness other than the Debt except to the extent expressly permitted hereby.

5.2.10      No Joint Assessment.  Borrower shall not suffer, permit or initiate the joint assessment of an Individual Property with (a) any other real property constituting a tax lot separate from the Individual Property, or (b) any portion of the Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Individual Property.

5.2.11      Intentionally Omitted.

5.2.12      ERISA.

(a)           No Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b)           Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) no Borrower is and does maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (B) no Borrower is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

(i)            Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii)           Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(iii)          Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

5.2.13      Transfers.

(a)           Unless such action is permitted by the provisions of this Section 5.2.13, Borrower agrees that it will not (i) sell, assign, convey, transfer or otherwise dispose of its interests in any Individual Property or any part thereof, (ii) permit any owner, directly or indirectly, of an ownership interest or leasehold interest in any Individual Property, to transfer such interest, whether by transfer of stock or other interest in Borrower or any entity, or otherwise, (iii) incur Indebtedness (other than the Indebtedness permitted pursuant to the terms of this Agreement), (iv) mortgage, hypothecate or otherwise encumber or grant a security interest in any Individual Property or any part thereof or any leasehold interest therein, (v) sell, assign, convey, transfer, mortgage, encumber, grant a security interest in, or otherwise dispose of any direct or indirect ownership interest in Borrower, or permit any owner of an interest in Borrower to do the same, or (vi) file a declaration of condominium with respect to an Individual Property (any of the foregoing transactions, a “Transfer”). For purposes hereof, a “Transfer” shall not include (A) any issuance, sale or transfer of interests in Inland American Real Estate Trust, Inc. or any successor entity resulting from any merger permitted hereunder, (B) transfer by devise or descent or by operation of law upon the death of a member or partner of Borrower, or (C) the merger of the Inland American Real Estate Trust, Inc. with (1) any of the following entities: Inland Real Estate Investment Corporation, a Delaware corporation, Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, any other real estate investment trust sponsored by Inland Real Estate Investment Corporation, or any other entity composed entirely of any of the foregoing, or (2) any other real estate investment trust that is publicly registered with the Securities and Exchange Commission; provided, however, (i) Lender shall receive not less than thirty (30) days prior written notice of any such proposed merger, (ii) the net worth of the entity surviving such merger shall equal or exceed the net worth of Inland American Real Estate Trust, Inc. immediately prior to such merger, (iii) the surviving entity shall be Controlled by the Persons that Control Inland American Real Estate Trust, Inc. immediately prior to such merger, and (iv) immediately following such merger, the entity surviving the merger shall be publicly registered with the Securities and Exchange Commission.

(b)           At any time other than the period commencing ninety (90) days prior to the Securitization Date and ending thirty (30) days after the Securitization Date, Lender shall not withhold its consent to a Transfer of all of the Properties, (or 100% of the membership interests in all of the Individual Borrowers (an “Equity Transfer”) to a single transferee (an “Equity Transferee”)), provided that the following conditions are satisfied:

(1)           the transferee of the Properties shall be (or if the Transfer is an Equity Transfer, Borrower shall continue to be) a Qualified Entity with experience in the ownership and management of properties similar to the Properties and a Special Purpose Entity (the “Transferee”) which at the time of such transfer will be in compliance with the covenants contained in Section 5.1.1 and the representations contained in 4.1.31 hereof and which shall have assumed in writing (subject to the terms of Section 9.4 hereof) and agreed to comply with all the terms, covenants and conditions set forth in this Loan Agreement and the other Loan Documents, expressly including the covenants contained in Section 5.1.1 and the representations contained in 4.1.31 hereof;

(2)           if requested by Lender, Borrower shall deliver confirmation in writing from the Rating Agencies that such proposed Transfer will not cause a downgrading, withdrawal or qualification of the then current rating of any Securities issued pursuant to such Securitization;

(3)           if Manager does not act as manager of the transferred Properties then the manager of the Properties must be a Qualified Manager;

(4)           no Event of Default shall have occurred and be continuing;

(5)           Borrower shall deliver, at its sole cost and expense, an endorsement to the Title Insurance Policies, as modified by the assumption agreement, as a valid first lien on the Properties and naming the Transferee as owner of the fee estate of the Properties, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Properties shall not be subject to any additional exceptions or liens other than those contained in the relevant Title Policy issued on the date hereof, or otherwise permitted by Lender;

(6)           Transferee or Equity Transferee, as applicable, shall deliver opinions regarding its existence, authority and enforceability, and if required or requested by any of the Rating Agencies, Borrower shall deliver an opinion with respect to non-consolidation issues, and a fraudulent conveyance opinion which in each case may be relied upon by the holder of the Note, the Ratings Agencies and their respective counsel, agents and representatives with respect to the proposed transaction, including the Transferee, which opinions customarily would be acceptable to a lender in the context of an assumption of a securitized loan;

(7)           Borrower shall have paid (A) an assumption fee equal to one percent (1.0%) of the then outstanding principal balance of the Loan, and (B) the reasonable and customary third-party expenses (including reasonable attorneys’ fees and disbursements) actually incurred by Lender in connection with such Transfer; provided, however, no assumption fee shall be required for a Transfer to a Transferee or Equity Transferee, (as applicable), acceptable to Lender in connection with a joint venture between Inland American Real Estate Trust, Inc. and a Qualified Entity, provided (x) Inland American Real Estate Trust, Inc., or an Affiliate wholly-owned (directly or indirectly) by Inland American Real Estate Trust, Inc., owns at least one percent (1.0%) of the ownership interests in such Transferee, or Equity Transferee, (as applicable), (y) Inland American Real Estate Trust, Inc., or an Affiliate wholly-owned (directly or indirectly) by Inland American Real Estate Trust, Inc., is the managing entity and otherwise maintains operational and managerial control of such Transferee or Equity Transferee, (as applicable), and (z) Inland American Real Estate Trust, Inc., continues to be Guarantor and Indemnitor, and provided further that Borrower shall pay all of Lender’s reasonable and customary third-party expenses (including reasonable attorneys’ fees and disbursements) actually incurred by Lender in connection with such Transfer and a processing fee determined pursuant to the following schedule:

Retained interest              Processing Fee

At least twenty percent (20%)                 $20,000

At least ten percent (10%), but less than twenty percent (20%)                                                $50,000

At least one percent (1%), but less than ten percent (10%)    The greater of $75,000 and one-quarter of one percent (0.25%) of the then outstanding principal balance of the Loan for the first such Transfer of all of the Properties, and one percent (1%) of the then outstanding principal balance of the Loan for each subsequent Transfer of all of the Properties.

Lender shall use reasonable efforts to approve or disapprove any proposed Transfer governed by this Section 5.2.13(a) within thirty (30) days of Lender’s receipt of a written notice from Borrower requesting Lender’s approval, provided such notice includes all information necessary to make such decision.

(c)           At any time other than the period commencing ninety (90) days prior to the Securitization Date and ending thirty (30) days after the Securitization Date, Lender shall not withhold its consent to, and shall not charge an assumption fee in connection with a Transfer of up to, in the aggregate, ninety-nine percent (99%) of the direct or indirect ownership interests in Borrower, provided that (A) if such Transfer exceeds forty-nine percent (49.0%) of the direct or indirect ownership interests in Borrower, such Transfer is to a Qualified Entity, (B) Inland American Real Estate Trust, Inc., or an Affiliate wholly-owned (directly or indirectly) by Inland American Real Estate Trust, Inc., maintains operational and managerial control of Borrower, (C)

Inland American Real Estate Trust, Inc. continues to be Guarantor and Indemnitor, and (D) Borrower shall pay all of Lender’s reasonable and customary third-party expenses (including reasonable attorneys’ fees and disbursements) actually incurred by Lender in connection with such Transfer and a processing fee determined pursuant to the table set forth in Section 5.2.13(b), above.  If required or requested by any of the Rating Agencies, Borrower shall deliver a substantive non-consolidation opinion with respect to any party not now owning more than 49% of the ownership interests in Borrower acquiring more than 49% of the ownership interests in Borrower.

(d)           Notwithstanding anything in this Section 5.2.13 to the contrary, at any time other than the period commencing ninety (90) days prior to the Securitization Date and ending thirty (30) days after the Securitization Date, Borrower shall be permitted to Transfer all of the Properties in a single transaction to one newly-formed Special Purpose Entity which shall be wholly-owned subsidiary of Inland American Real Estate Trust, Inc. (“Permitted Affiliate Transferee”) which shall be approved by Lender in its reasonable discretion (“Permitted Affiliate Transfer”), provided (1) no Event of Default shall have occurred and be continuing, (2) the creditworthiness of Inland American Real Estate Trust, Inc., as applicable, has not deteriorated, in the sole discretion of Lender, from the Closing Date to the date of the proposed Transfer, and (3) Borrower shall have paid all reasonable and customary third party expenses (including reasonable attorneys’ fees and disbursements) actually incurred by Lender in connection with such Transfer (but not any assumption or processing fee).

(e)           Borrower, without the consent of Lender, may grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, parking, water and sewer lines, telephone and telegraph lines, electric lines and other utilities or for other similar purposes, provided that no transfer, conveyance or encumbrance shall materially impair the utility and operation of any Individual Property or materially adversely affect the value of an Individual Property or the Net Operating Income of an Individual Property.  If Borrower shall receive any consideration in connection with any of said described transfers or conveyances, Borrower shall have the right to use any such proceeds in connection with any alterations performed in connection therewith, or required thereby.  In connection with any transfer, conveyance or encumbrance permitted above, the Lender shall execute and deliver any instrument reasonably necessary or appropriate to evidence its consent to said action or to subordinate the Lien of the applicable Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by the Lender of: (A) a copy of the instrument of transfer; and (B) an Officer’s Certificate stating with respect to any transfer described above, that such transfer does not materially impair the utility and operation of the Individual Property or materially reduce the value of the Individual Property or the Net Operating Income of the Individual Property.

5.2.14      Ground Lease.

(a)           Westbury Borrower shall not, without Lender’s written consent, fail to exercise any option or right to renew or extend the term of the Ground Lease in accordance with the terms of the Ground Lease.

(b)           Westbury Borrower shall not waive, excuse, condone or in any way release or discharge the lessor under any Ground Lease of or from such lessor’s obligations, covenant and/or conditions under the related Ground Lease without the prior written consent of Lender.

(c)           Westbury Borrower shall not, without Lender’s prior written consent, surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend, the Ground Lease.  Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications.  Any acquisition of lessor’s interest in any Ground Lease by Westbury Borrower or any Affiliate of Westbury Borrower shall be accomplished by Westbury Borrower in such a manner so as to avoid a merger of the interests of lessor and lessee in such Ground Lease, unless consent to such merger is granted by Lender.

ARTICLE 6

INSURANCE; CASUALTY; CONDEMNATION

Section 6.1             Insurance.

(a)           Borrower shall obtain and maintain, or shall cause to be maintained, insurance for Borrower and the Properties providing at least the following coverages:

(i)            comprehensive all risk insurance (including, but not limited to, loss caused by any type of windstorm or hail) on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Five Hundred Thousand and No/100 Dollars ($500,000) for all such insurance coverage; and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Individual Property shall at any time constitute legal non-conforming structures or uses.  In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Individual Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

(ii)           commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Individual

Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit, including umbrella coverage, of not less than Five Million and No/100 Dollars ($5,000,000.00); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards:  (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article IX of the Mortgages to the extent the same is available;

(iii)          business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) covering rental losses or business interruption, as may be applicable, for a period of at least twenty-four (24) months after the date of the Casualty and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an annual amount equal to (100%) of the rents or estimated gross revenues from the operation of the applicable Individual Property (as reduced to reflect expenses not incurred during a period of Restoration).  The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from each Individual Property for the succeeding twenty-four (24) month period.  All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv)          at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)           workers’ compensation, subject to the statutory limits of the State;

(vi)          comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii)         umbrella liability insurance in an amount not less than Fifty Million and No/100 Dollars ($50,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(viii)        if any of the policies of insurance covering the risks required to be covered under subsections (i) through (vii) above contains an exclusion from coverage for acts of terrorism, Borrower shall obtain and maintain a separate policy providing such coverages in the event of any act of terrorism, provided such coverage is commercially available for properties similar to the applicable Individual Property and located in or around the region in which the applicable Individual Property is located. Notwithstanding the foregoing, Borrower shall not be required to obtain such a policy, provided (I) Borrower confirms to Lender, in writing, that it shall protect and hold Lender harmless from any losses associated with such risks by, among other things, either (A) depositing with Lender sums sufficient to pay for all uninsured costs related to a Restoration of the applicable Individual Property following any act of terrorism (which sum shall be treated as a Net Proceeds Deficiency), or (B) provided such act of terrorism occurs after the Permitted Prepayment Date, prepaying the Loan in accordance with the terms hereof; (II) Inland American Real Estate Trust, Inc. (“Terrorism Insurance Guarantor”) executes a guaranty, in form and substance satisfactory to Lender, guaranteeing in the event of any act of terrorism, payment to Lender of any sums that Borrower is obligated to pay to Lender under clause (I) above (which shall be applied in accordance with Section 6.4 hereof) and (III) Terrorism Insurance Guarantor maintains a net worth of at least $500,000,000 (as determined by such entity’s most recent audited financial statements), such entity maintains a direct or indirect ownership interest in Borrower, and the aggregate Loan to Value Ratio (as determined by Lender) for all properties on which such entity has a direct or indirect ownership interest shall not exceed 55%, however, Terrorism Insurance Guarantor may exceed the 55% Loan to Value Ratio for a period not to exceed six (6) months out of any twelve (12) month period either 1) during the time period when Terrorism Insurance Guarantor is offering securities to the public, or 2) when in the business judgment of Terrorism Insurance Guarantor, exceeding an Loan to Value Ratio of 55% is necessary given existing circumstances of the credit environment, if the Terrorism Insurance Guarantor maintains a net worth greater than or equal to $600,000,000, but in no event shall the LTV exceed 65%.

(ix)           upon sixty (60) days’ written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.

(b)           All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds.  The Policies shall be issued by one or more financially sound and responsible insurance companies authorized to do business in the State of New York (admitted or non-admitted basis) and having a claims paying ability rating of “A-” or better or its equivalent by at least two (2) of the Rating Agencies, one of which shall be Standard & Poor’s Ratings Group (S&P), or by a syndicate of insurers through which at least 60% of the coverage is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than “BBB” by S&P and the equivalent rating by other Rating Agencies).  The Policies described in Section 6.1 (other than those strictly limited to liability protection) shall designate Lender as loss payee.  Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

(c)           Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of Section 6.1(a).

(d)           All Policies of insurance provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower, as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e)           All Policies of insurance provided for in Section 6.1(a) shall contain clauses or endorsements to the effect that:

(i)                no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)               the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ written notice to Lender and any other party named therein as an additional insured;

(iii)              the issuers thereof shall give written notice to Lender if the Policy has not been renewed fifteen (15) days prior to its expiration; and

(iv)              Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)            If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, after ten (10) Business Days written notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate.  All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate.  If Borrower fails in so insuring the Properties or in so assigning and delivering the Policies, Lender may, at its option, obtain such insurance using such carriers and agencies as Lender shall elect from year to year and pay the premiums therefor, and Borrower will reimburse Lender for any premium so paid, with interest thereon as stated in the Note from the time of payment, on demand, and the amount so owning to Lender shall be secured by the Mortgages.  The insurance obtained by Lender may, but need not, protect Borrower’s interest and the coverage that Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Properties.

Section 6.2             Casualty.  If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower (a) shall give to Lender prompt notice of such damage reasonably estimated by Borrower to cost more than One Hundred Thousand Dollars ($100,000.00) to repair, and (b) shall promptly commence and diligently prosecute the completion of the Restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such fire or other Casualty, with such alterations as may be reasonably approved by Lender (a “Restoration”) and otherwise in accordance with Section 6.4.  Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.  Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

Section 6.3             Condemnation.

(a)           Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings.  Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation.  Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt.  Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note.  If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the applicable Individual Property and otherwise comply with the provisions of Section 6.4.  If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

(b)           Intentionally deleted.

Section 6.4             Restoration.  The following provisions shall apply in connection with the Restoration of any Individual Property:

(a)           If the Net Proceeds shall be less than Relevant Restoration Threshold and the costs of completing the Restoration shall be less than the Relevant Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in clauses (A), (E), (F), (G), (H), (J) and (L) of Section 6.4(b)(i) below are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b)           If the Net Proceeds are equal to or greater than the Relevant Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Relevant Restoration Threshold, then in either case, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4(b).  The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (x) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (vi) and (viii) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (y) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i)                The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

(A)          no Event of Default shall have occurred and be continuing;

(B)           (1) in the event the Net Proceeds are Insurance Proceeds, and less than twenty-five percent (25%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, and less than ten percent (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land;

(C)           Intentionally Omitted;

(D)          Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E)           Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

(F)           Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

(G)           the Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations provided, however, that compliance with such zoning laws, ordinances, rules and regulations (including, without limitation, parking requirements) will not require restoration of the Improvements or the Individual Property to a size, condition, or configuration materially different than that which existed immediately prior to such Casualty or Condemnation;

(H)          the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws);

(I)            such Casualty or Condemnation, as applicable, does not result in the loss of access to the Individual Property or the related Improvements;

(J)            the Debt Service Coverage Ratio for the affected Individual Property and the Aggregate Debt Service Coverage Ratio, after giving effect to the Restoration, shall be equal to or greater than 1.65:1.0;

(K)          Borrower shall deliver or cause to be delivered to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget should be consistent with restoration budgets of similar hotel properties then owned and operated by nationally recognized owners and operators of hotel properties located in the areas in which the Individual Property is located; and

(L)           the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of the Restoration.

(ii)               The Net Proceeds shall be held by Lender in an interest bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents.  The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed to be paid for out of the requested disbursement in connection with the Restoration have been performed, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(iii)              All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”), such review and acceptance not to be unreasonably withheld or delayed.  Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration.  The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant, such review and acceptance not to be unreasonably withheld or delayed.  All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv)              In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage.  The term “Casualty Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed.  The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration.  The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement.  If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)               Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)              If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made.  The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

(vii)             The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

(c)           All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper (provided no Event of Default exists, such Borrower shall not be required to pay any Prepayment Consideration in connection with such payment), or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion.

(d)           In the event of foreclosure of the Mortgage with respect to an Individual Property, or other transfer of title of an Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning such Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(e)           Lender shall with reasonable promptness following any Casualty or Condemnation notify Borrower whether or not Net Proceeds are required to be made available to Borrower for restoration pursuant to this Section 6.4.  All Net Proceeds not required to be made available for Restoration shall be retained and applied by Lender in accordance with Section 2.3.2(a) hereof (a “Net Proceeds Prepayment”).  If such Net Proceeds Prepayment shall be equal to or greater than sixty percent (60%) of the Allocated Principal Amount for the applicable Individual Property, Borrower shall have the right to elect to prepay the remaining outstanding principal balance of the Note (a “Casualty/Condemnation Prepayment”) in accordance with Section 2.3.2(b) hereof upon satisfaction of the following conditions:  (i) within thirty (30) days following the date of the Net Proceeds Prepayment, Borrower shall provide Lender with written notice of Borrower’s intention to pay the Note in full, (ii) Borrower shall prepay the Note in accordance with Section 2.3.2(b) hereof on or before the second Payment Date occurring following the date of the Net Proceeds Prepayment, and (iii) no Event of Default shall exist on the date of such Casualty/Condemnation Prepayment.  Notwithstanding anything in Section 6.2 or Section 6.3 to the contrary, Borrower shall have no obligation to commence Restoration of the affected Individual Property upon delivery of the written notice set forth in clause (i) of the preceding sentence (unless Borrower subsequently shall fail to satisfy the requirement of clause (ii) of the preceding sentence).

ARTICLE 7

RESERVE FUNDS

Section 7.1             Required Repairs.

7.1.1        Deposits. Borrower shall perform the repairs at the Properties, as more particularly set forth on Schedule IV hereto (such repairs hereinafter referred to as “Required Repairs”) within six (6) months from the Closing Date, or such earlier time as specified on Schedule III. If Borrower has not delivered to Lender evidence reasonably satisfactory to Lender that it has completed all Required Repairs on or before the date that is six (6) months from the Closing Date, or such earlier time as specified on Schedule III, Borrower shall deposit with Lender the amount for the Properties set forth on such Schedule III hereto, if any (less the amount allocated to the performance of Required Repairs for which evidence of completion has been delivered to Lender), to perform the Required Repairs for the Properties. Notwithstanding the immediately preceding sentence, if (x) the Required Repairs include life safety items or (y) the aggregate amount of the Required Repairs exceeds $7,000,000, Borrower shall deposit with Lender the amount for the Properties set forth on such Schedule III hereto.  Amounts so deposited with Lender, if any, shall be held by Lender in an interest bearing account.  Amounts so deposited, if any, shall hereinafter be referred to as Borrower’s “Required Repair Fund” and the account, if any, in which such amounts are held shall hereinafter be referred to as Borrower’s “Required Repair Account”.  It shall be an Event of Default under this Agreement if Borrower does not either (i) does not deposit with Lender the Required Repair Fund as set forth above, or (ii) complete the Required Repairs at the Properties within nine (9) months from the Closing Date.  Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion.  Lender’s right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

7.1.2        Release of Required Repair Funds.  Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions:  (i) Borrower shall submit a written request for payment to Lender at least fifteen (15) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that all Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Property to be funded by the requested disbursement under a contract in excess of $50,000, and (C) stating that each Person who has supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (iv) at Lender’s option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (v) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower.  Lender shall not be required to make disbursements from the Required Repair Account with respect to an Individual Property more than once each calendar month and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

Section 7.2             Tax and Insurance Escrow Fund.  Borrower shall pay to Lender on each Payment Date (a) one-twelfth (1/12) of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates and (b) one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies, (said amounts in (a) and (b) above are hereinafter called the “Tax and Insurance Escrow Fund”).  The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender.  Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to this Agreement and under the Mortgages.  In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums) or from Borrower without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof, provided, however, Lender shall use reasonable efforts to pay such real property taxes sufficiently early to obtain the benefit of any available discounts of which it has knowledge.  If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund.  The Tax and Insurance Escrow Fund shall be held by Lender in an interest-bearing account and shall at Lender’s option be held in Eligible Account at an Eligible Institution. Any interest earned on said account shall accrue in said account for the benefit of Borrower, but shall remain in and constitute part of the Tax and Insurance Escrow Fund, and shall be disbursed in accordance with the terms hereof.  Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower.  In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties.  If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes or Insurance Premiums by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes or Insurance Premiums.

Notwithstanding anything to the contrary hereinbefore contained, in the event that Borrower provides (1) evidence satisfactory to Lender that the Properties are insured in accordance with Section 6.1 of this Agreement and (2) evidence satisfactory to Lender that the Taxes for the Properties have been paid in accordance with the requirements set forth in this Agreement, Lender will waive the requirement set forth herein for Borrower to make deposits into the Tax and Insurance Escrow Fund for the payment of Insurance Premiums and for payment of such Taxes, provided, however, Lender expressly reserves the right to require Borrower to make deposits to the Tax and Insurance Escrow Fund for the payment of Insurance Premiums if at any time the Properties are not insured in accordance with Section 6.1 of this Agreement or Taxes are not paid in accordance with the requirements of this Agreement.

Section 7.3             Replacements and Replacement Reserve.

7.3.1        Replacement Reserve Fund.  Borrower shall pay to Lender on each Payment Date one-twelfth (1/12) the Annual Replacement Reserve Requirement (the “Replacement Reserve Monthly Deposit”) reasonably estimated by Lender in its sole discretion to be due for replacements and repairs required to be made to the Properties to (i) pay for replacements necessary to keep the Property in good order and repair and in a good marketable condition or prevent deterioration of the Property and (ii) purchase, replace and/or install FF&E necessary to keep the Properties in good order and repair and in a good marketable condition. (collectively, the “Replacements”); provided, however, the Replacement Reserve Monthly Deposit shall never be less than the initial Replacement Reserve Monthly Deposit, which is $453,178.  Amounts so deposited shall hereinafter be referred to as Borrower’s “Replacement Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Replacement Reserve Account”.  Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty (30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Properties.  Any amount held in the Replacement Reserve Account and allocated for an Individual Property shall be retained by Lender in an interest bearing account, or, at the option of Lender, in an Eligible Account at an Eligible Institution; provided, however, that, any interest earned on said account shall accrue in said account for the benefit of Borrower, but shall remain in and constitute part of the Replacement Reserve Fund, and shall be disbursed in accordance with the terms hereof.

Notwithstanding anything to the contrary in this Section 7.3, Borrower shall not be required to make Replacement Reserve Monthly Deposits, provided that: (i) no Event of Default shall have occurred; and (ii) Borrower makes all necessary Replacements and otherwise maintains the Properties to Lender’s satisfaction.  Upon notice from Lender following: (a) an Event of Default; or (b) the failure of Borrower to make necessary Replacements or otherwise maintain the Properties to Lender’s satisfaction, Borrower shall begin to deposit the Replacement Reserve Monthly Deposit into the Replacement Reserve Fund beginning on the Payment Date (as defined herein) immediately following the date of such notice.  If Borrower is required to make Replacement Reserve Monthly Deposits, then any amounts deposited by Manager into the Controlled Replacements Accounts shall be credited against Borrower’s obligation.

7.3.2        Disbursements from Replacement Reserve Account.

(a)           Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of the Replacements.  Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to an Individual Property or for costs which are to be reimbursed from the Required Repair Fund (if any).

(b)           Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(f)) as determined by Lender.  In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

(c)           Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made.  With each request Borrower shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which the Replacements are being provided and, unless Lender has agreed to issue joint checks as described below, each request shall include evidence of payment of all such amounts.  Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided.  Except as provided in Section 7.3.2(e), each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested.  Borrower shall provide Lender evidence of completion satisfactory to Lender in its reasonable judgment.

(d)           Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement.  In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender’s disbursement from the Replacement Reserve Account.  In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $100,000 for completion of its work or delivery of its materials.  Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

(e)           If (i) the cost of a Replacement exceeds $100,000, (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the applicable Individual Property and are properly secured or have been installed in such Individual Property, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender’s judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

(f)            Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $5,000.00.

7.3.3        Performance of Replacements.

(a)           Borrower shall make Replacements when required in order to keep each Individual Property in condition and repair consistent with other first class, full service limited service hotels in the same market segment in the metropolitan area in which the respective Individual Property is located, and to keep each Individual Property or any portion thereof from deteriorating.  Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

(b)           Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials under contracts for an amount in excess of $100,000 in connection with the Replacements performed by Borrower.  Upon Lender’s request, Borrower shall assign any contract or subcontract to Lender.

(c)           In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, and such failure continues to exist for more than thirty (30) days after notice from Lender to Borrower, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

(d)           In order to facilitate Lender’s completion or making of such Replacements pursuant to Section 7.3.3(c) above, Borrower grants Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make such Replacements and/or employ watchmen to protect such Individual Property from damage.  All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgages.  For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower.  Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked but shall only be effective following an Event of Default.  Borrower empowers said attorney-in-fact as follows:  (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

(e)           Nothing in this Section 7.3.3 shall:  (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

(f)            Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this Section 7.3.3.  Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

(g)           Lender may require an inspection of the Individual Property at Borrower’s expense prior to making a monthly disbursement in excess of $10,000 from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought.  Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account.  Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

(h)           The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialman’s or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

(i)            Before each disbursement from the Replacement Reserve Account, Lender may require Borrower to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanic’s or materialmen’s liens or other liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Mortgage and that title to such Individual Property is free and clear of all Liens (other than the lien of the Mortgage and any other Liens previously approved in writing by Lender, if any).

(j)            All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

(k)           In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement.  All such policies shall be in form and amount reasonably satisfactory to Lender.  All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed.  Certified copies of such policies shall be delivered to Lender.

7.3.4        Failure to Make Replacements.

(a)           It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3.4 and such failure is not cured within thirty (30) days after notice from Lender; provided, however, if such failure is not capable of being cured within said thirty (30) day period, then provided that Borrower commences action to complete such cure and thereafter diligently proceeds to complete such cure, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower, in the exercise of due diligence, to cure such failure, but such additional period of time shall not exceed sixty (60) days.  Upon the occurrence of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 7.3.3, or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion.  Lender’s right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

(b)           Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

7.3.5        Balance in the Replacement Reserve Account.  The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

7.3.6        Indemnification.  Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements unless the same are solely due to gross negligence or willful misconduct of Lender.  Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

Section 7.4             PIP Reserve.

7.4.1        Deposits.  Subject to Section 7.4.3 hereof, on the Closing Date, Borrower shall deposit with Lender (a) $604,594.60 (the “Minimum PIP Reserve Deposit”), plus (b) the amount for each Individual Property set forth on such Schedule XIV hereto (cumulatively, the “Initial PIP Reserve Deposit”) to perform the PIP Requirements for such Individual Property.  In addition, at any time Lender reasonably determines that the required balance in the PIP Reserve Fund (defined below) is insufficient to satisfy PIP requirements during the next twelve month period, Lender may require Borrower to make additional deposits to the PIP Reserve Fund in an amount equal to the deficiency (the “Additional PIP Reserve Deposits”; together with the Initial PIP Reserve Deposit, the “PIP Reserve Deposit”).  The Minimum PIP Reserve Deposit, the PIP Reserve Deposit and all other amounts so deposited with Lender, if any, shall be held by Lender in an interest bearing account.  Amounts so deposited, if any, shall hereinafter be referred to as Borrower’s “PIP Reserve Fund” and the account, if any, in which such amounts are held shall hereinafter be referred to as Borrower’s “PIP Reserve Account”. Borrower shall complete or cause to be completed the PIP Requirements on or before the deadline for each PIP Requirement as set forth on Schedule XIV, as same may be extended by the applicable Franchisor; provided, however, the time for Borrower to complete any of the PIP Requirements shall be extended until such time as Franchisor delivers a default notice to Borrower under the related Franchise Agreement regarding Borrower’s failure to so complete such PIP Requirements and any cure period relating to such notice of default shall have expired.

In addition to the foregoing required deposits, if Borrower has not provided to Lender on or before December 31, 2007 evidence that it has completed and paid for PIP Requirements costing at least $1,269,105.40, then within one (1) Business Day, Borrower shall make an Additional PIP Reserve Deposit equal to the difference between (A) $1,269,105.40 and (B) the cost of PIP Requirements for which Borrower has delivered to Lender evidence of completion and payment.  Failure to make such Additional PIP Reserve Deposit shall be an Event of Default.

7.4.2        Disbursements from PIP Reserve Account.  Lender shall disburse to Borrower (a) funds from the PIP Reserve Account or (b) amounts drawn on the PIP Reserve LC (as defined below) from time to time upon satisfaction by Borrower of each of the following conditions:  (i) Borrower shall submit a written request for payment to Lender at least fifteen (15) days prior to the date on which Borrower requests such payment be made and specifies the PIP Requirements to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that all PIP Requirements at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the PIP Requirements, (B) identifying each Person that supplied materials or labor in connection with the PIP Requirements performed at such Individual Property to be funded by the requested disbursement under a contract in excess of $50,000, and (C) stating that each Person who has supplied materials or labor in connection with the PIP Requirements to be funded by the requested disbursement has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (iv) at Lender’s option (exercisable only if the PIP Requirements relate to real property or fixtures, and not just personal property), a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (v) Lender shall have received such other evidence as Lender shall reasonably request that the PIP Requirements at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower.  Lender shall not be required to make disbursements from the PIP Reserve Account or amounts drawn on the PIP Reserve LC with respect to an Individual Property more than once each calendar month and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.4.2.

7.4.3        PIP Guaranty.  Notwithstanding the provisions of Section 7.4.1, Borrower shall not be obligated to make the PIP Reserve Deposit, provided (a) the cost to perform the PIP Requirements for the Properties (less any balance in the PIP Reserve Fund) does not at any time exceed $20,000,000, (b) Borrower completes the PIP Requirements within the time frames set forth in the applicable Franchise Agreement, (c) that certain Guaranty Agreement Regarding PIP Requirements, dated as of the Closing Date, from Guarantor in favor of Lender, pursuant to which Guarantor guarantees the payment and performance of the PIP Requirements within the time frames set forth in the Franchise Agreements up to an guaranteed amount of $20,000,000

(the “PIP Guaranty”), remains in full force and effect, (d) Guarantor maintains a net worth of at least $500,000,000, and (e) a Cash Management Trigger has not occurred.  In the event that the cost to perform the PIP Requirements for the Properties, less any balance in the PIP Reserve Fund, at any time exceeds $20,000,000, Borrower shall promptly deposit the excess amount (the “Excess PIP Deposit”) with Lender, which Excess PIP Deposit shall be held and disbursed by Lender in accordance with Sections 7.4.1 and 7.4.2.  In the event that one or more of the conditions sets forth in clauses (b) through (e) of the Section 7.4.3 no longer is satisfied, Borrower shall promptly deposit the cost of any PIP Requirements that remain uncompleted with Lender, which shall be held and disbursed by Lender in accordance with Sections 7.4.1 and 7.4.2.

7.4.4        PIP Letter of Credit.  In lieu of depositing the PIP Reserve Deposit or the Excess PIP Deposit with Lender, Borrower may deliver to Lender an irrevocable sight draft, transferable letter of credit in favor of Lender (a) in the amount of the PIP Reserve Deposit or the Excess PIP Deposit, as applicable, (b) issued by an Issuing Bank, (c) with an initial term of at least one (1) year, (d) automatically renewable unless the Issuing Bank provides the Lender with notice of non-renewal at least sixty (60) days prior to expiration thereof, and (e) otherwise in form and substance acceptable to Lender in its sole discretion (the “PIP Reserve LC”). The PIP Reserve LC shall constitute additional security for the Loan.  Following an Event of Default, Lender shall have the right, exercisable in its sole discretion, to draw upon the PIP Reserve LC (i) to pay any and all costs associated with such Event of Default or (ii) to apply against Borrower’s obligations under the Note, the Mortgages or the other Loan Documents, in such order and priority as Lender shall determine in its sole discretion.

Section 7.5             Excess Cash Flow Reserve.  Following a Cash Sweep Trigger and prior to the occurrence of the related Cash Sweep Termination Event, on each Payment Date all Excess Cash Flow remaining in the Cash Management Account following the required transfers of sums to various sub-accounts pursuant to Section 3.4(a)-(g) of the Cash Management Agreement shall be deposited with Lender to be held by Lender as additional security for the Loan (amounts so deposited shall hereinafter be referred to as the “Excess Cash Flow Reserve Fund” and the account to which such amounts are held shall hereinafter be referred to as the “Excess Cash Flow Reserve Account”).  Subject to the terms of this Agreement, sums from the Excess Cash Flow Reserve Fund may be disbursed to Borrower upon payment in full of the Debt.  Upon the occurrence of the related Cash Sweep Termination Event following a Cash Sweep Trigger, Lender shall disburse, or cause to be disbursed, all amounts in the Excess Cash Flow Reserve Account to Borrower and Borrower shall no longer be obligated to pay Excess Cash Flow to Lender on each Payment Date.

Section 7.6             Intentionally Omitted.

Section 7.7             Reserve Funds, Generally.

7.7.1        Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt.  Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

7.7.2        Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

7.7.3        The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

7.7.4        Intentionally omitted.

7.7.5        Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

7.7.6        Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds unless occasioned by the gross negligence or willful misconduct of Lender.

7.7.7        Upon payment in full of the Debt and performance of all other obligations under this Agreement and the other Loan Documents, Lender shall disburse to Borrower all remaining Reserve Funds.

ARTICLE 8

DEFAULTS

Section 8.1             Event of Default.

(a)           Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)              if any portion of the Debt is not paid within five (5) days of the applicable due date or if not paid on or before the Maturity Date;

(ii)             if any of the Taxes or Other Charges are not paid prior to the date when the same become delinquent, except to the extent that Borrower is contesting same in accordance with the terms of Section 5.1.2 hereof, or there are sufficient funds in the Tax and Insurance Escrow Fund to pay such Taxes or Other Charges and Lender fails to or refuses to release the same from the Tax and Insurance Escrow Fund;

(iii)            if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender within ten (10) days of request;

(iv)            if Borrower transfers or encumbers any portion of the Properties without Lender’s prior written consent (to extent such consent is required) or otherwise violates the provisions of Section 5.2.13 of this Loan Agreement;

(v)             if any material representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi)            if Borrower, indemnitor or any guarantor under any guaranty or indemnity issued in connection with the Loan shall make an assignment for the benefit of creditors;

(vii)           if a receiver, liquidator or trustee shall be appointed for Borrower or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Borrower or such guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, or such guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Borrower or such guarantor or indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or such guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within one hundred eighty (180) days;

(viii)          if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix)            if Borrower breaches any of its respective negative covenants contained in Section 5.2 or any covenant contained in Section 4.1.31 hereof;

(x)             with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xi)            if any of the assumptions contained in the Insolvency Opinion or an Additional Insolvency Opinion are or shall become untrue in any material respect;

(xii)           if a default has occurred and continues beyond any applicable cure period under a Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

(xiii)          if Borrower shall continue to be in Default under any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Lender in connection with a Securitization pursuant to the provisions of Section 9.1 hereof, for three (3) days after notice to Borrower from Lender;

(xiv)          if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xii) above,

for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred eighty (180) days;

(xv)           if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such default event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

(xvi)          if a default has occurred and continues beyond any applicable cure period under the Franchise Agreement;

(xvii)         if Borrower ceases to do business as a hotel at the Properties or terminates such business for any reason whatsoever (other than temporary cessation in connection with any continuous and diligent renovation or restoration of any Individual Property following a Casualty or Condemnation);

(xviii)        if Borrower fails to complete the PIP Requirements in the time frames noted thereon, and such failure results in a termination by Franchisor of the Franchise Agreement, unless Borrower, promptly upon such termination, replaces the Franchisor with a Qualified Franchisor;

(xix)           if Borrower fails to promptly either (i) renew the Franchise Agreement with the applicable Franchisor or (ii) enter into a Replacement Franchise Agreement with Franchisor or another Qualified Franchisor, as applicable, in the event that a Franchise Agreement expires or is terminated;

(xx)            if (A) a breach or default by the Westbury Borrower under any condition or obligation contained in the Ground Lease is not cured within any applicable cure period provided therein, (B) there occurs any event or condition that gives the lessor under the Ground Lease a right to terminate or cancel the Ground Lease, or (C) the Westbury Property shall be surrendered or the Ground Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever, or (D) any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the prior written consent of Lender; or

(xxi)           if (A) a breach or default under any condition or obligation contained in an Operating Lease is not cured within any applicable cure period provided therein, (B) an Operating Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever, or (C) any of the terms, covenants or conditions of an

Operating Lease shall in any manner be modified, changed, supplemented, altered, or amended without the prior written consent of Lender.

(b)           Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2             Remedies.

(a)           Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of any Individual Property.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.  Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b)           With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in any preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties, or any part thereof, in its absolute discretion in respect of the Debt.  In addition, to the extent permitted by applicable law, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect.  Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

(c)           Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder.  Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.  Borrower hereby absolutely and irrevocably appoints Lender following the occurrence of an Event of Default as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power.  Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d)           As used in this Section 8.2, a “foreclosure” shall include any sale by power of sale.

Section 8.3             Remedies Cumulative; Waivers.  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise.  Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE 9

SPECIAL PROVISIONS

Section 9.1             Sale of Notes and Securitization

.   At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall cooperate with Lender to allow Lender to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participations therein or securitization (such sale and/or securitization, the “Securitization”) of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Note and the Mortgage.  In this regard Borrower shall:

(a)           (i)            provide such financial and other information with respect to the Properties, Borrower and the Manager (including, without limitation, information required pursuant to Section 5.1.11 hereof), (ii) provide budgets relating to the Properties and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the “Provided Information”), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

(b)           cause counsel to render opinions, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale and/or lease or any other opinion customary in securitization transactions, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and the Rating Agencies;

(c)           make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower, and the Loan Documents as are consistent with the representations and warranties made in the Loan Documents; and

(d)           deliver an Additional Insolvency Opinion, in form and substance reasonably satisfactory to the holder of the Note and the Rating Agencies, if requested by the holder the Note or the Rating Agencies;

(e)           intentionally omitted; and

(f)            execute such other amendments to the Loan Documents and organizational documents as may be reasonably requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the weighted average interest rate (subject to the qualification stated in Section 9.1.2 below related to changes in the weighted average interest rate following the prepayment of principal or and Event of Default), the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material economic term of the Loan;

(g)           if requested by Lender, review any information regarding the Property, Borrower, Guarantor, Indemnitor and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any affiliate thereof; and

(h)           supply to Lender such documentation, financial statements and reports in form and substance required in order to comply with any applicable securities laws.

9.1.2        Loan Components.  Borrower covenants and agrees that in connection with any Securitization of the Loan, upon Lender’s request Borrower shall deliver one or more new component notes to replace any of the original Notes or modify any such original Note to reflect additional components of the Loan or create one or more mezzanine loans (including amending Borrower’s organizational structure to provide for one or more mezzanine borrowers) (each a “Resizing Event”).  Lender agrees that such new notes or modified notes or mezzanine notes shall immediately after the Resizing Event have the same initial weighted average coupon as the original note prior to such Resizing Event, notwithstanding that such new notes or modified note or mezzanine notes or may, in connection with the application of principal to such new notes or modified note or mezzanine notes, subsequently cause the weighted average spread of such new notes or modified note or mezzanine notes to change (but not increase, except that the weighted average spread may subsequently increase due to involuntary prepayments or if an Event of Default shall occur) and apply principal, interest rates and amortization of the Loan between such new components and/or mezzanine loans in a manner specified by Lender in its sole discretion such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum bond execution for the Loan.  In connection with any Resizing Event, Borrower covenants and agrees to modify the Cash Management Agreement to reflect the newly created components and/or mezzanine loans.

9.1.3        Uncross of Properties.  Borrower agrees that at any time Lender shall have the unilateral right to elect to uncross any of the Properties (the “Affected Property”).  In furtherance thereof, Lender shall have the right to (i) sever or divide the Note and the other Loan Documents in order to allocate to such Affected Property the portion of the Loan allocable to such Affected Property (the “Allocated Principal Amount”) evidenced by a new note and secured by such other loan documents (collectively, the “New Note”) having a principal amount equal to the Loan Amount applicable to such Affected Property, (ii) segregate the applicable portion of each of the Reserve Funds relating to the Affected Property, (iii) release any cross-default and/or cross-collateralization provisions applicable to such Affected Property and (iv) take such additional action consistent therewith; provided, that such New Note secured by such Affected Property, together with the Loan Documents secured by the remaining Properties, shall not increase in the aggregate (A) any monetary obligation of Borrower under the Loan Documents, or (B) any other obligation of Borrower under the Loan Documents in any material respect.  In connection with the transfer of any such Affected Property as provided for in this Section 9.1.3, the Loan shall be reduced by an amount equal to amount of the New Note applicable to such Affected Property and the new loan secured by such Affected Property and evidenced by the New Note shall be in an amount equal to such Allocated Principal Amount.  Subsequent to the release of the Affected Property from the lien of the Loan pursuant to this Section 9.1.3, the balances of the components of the Loan shall be the same as they would have been had a prepayment occurred in an amount equal to the Allocated Principal Amount of the

Affected Property.  At the request of Lender, Borrower shall otherwise cooperate with Lender in its attempt to satisfy all requirements necessary in order for Lender to obtain written confirmation from the Rating Agencies that such transfer of the Affected Property from the Securitization and splitting of the Loan shall not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof, which requirements shall include, without limitation:  (A) delivery of evidence that the single purpose nature and bankruptcy remoteness of the Individual Borrowers owning Properties other than the Affected Property following such release have not been adversely affected and are in accordance with the terms and provisions of this Agreement (which evidence may include a “bring-down” of the Insolvency Opinion); and (B) the execution of such documents and instruments and delivery by Lender of such opinions of counsel as are typical for similar transactions, including, an opinion of counsel that the release of the Affected Property will not be a “significant modification” of this Loan within the meaning of Section 1.1001-3 of the regulations of the United States Department of the Treasury and that all other requirements applicable, if any, to a REMIC Trust, have been satisfied or have not otherwise been violated.

All material out-of-pocket third party costs and expenses incurred by Borrower or Lender in connection with complying with requests made under this Section 9.1 shall be paid by Borrower.

Section 9.2             Securitization; Indemnification.

(a)           Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.  In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate in all material respects.

(b)           The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (A) certifying that (i) the Indemnifying Persons have carefully examined the Disclosure Documents as such Disclosure Documents relate to Borrower, Indemnitor, Guarantor or the Property, including without limitation, the sections entitled “Risk Factors,” “Special Considerations,” “Description of the Mortgages,” “Description of the Mortgage Loans and Mortgaged Properties,” “The Manager,” “The Borrower” and “Certain Legal Aspects of the Mortgage Loan,” and (ii) the factual statements and representations contained in such sections and such other factual information in the Disclosure Documents (to the extent such information relates to or includes any Provided Information or any information regarding the Properties, Borrower, Manager and/or the Loan), in each case, as specifically identified by Lender (collectively with the Provided Information, the “Covered Disclosure Information”) are not false or misleading, (B) jointly and severally indemnifying Lender, Lender, its designee (whether or not it is the Lender), any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co underwriters, co placement agents or co initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses, including without limitation legal fees and expenses, to which any such Indemnified Person becomes subject pursuant to a final judgment (collectively, the “Liabilities”) insofar as the Liabilities arise out of or are based upon any false or misleading statement of any material fact contained in the Covered Disclosure Information and (C) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending the Liabilities.  This indemnity agreement will be in addition to any liability which Borrower may otherwise have.  Moreover, the indemnification and reimbursement obligations provided for in clauses (B) and (C) above shall be effective, valid and binding obligations of the Indemnifying Persons, whether or not an indemnification agreement described in clause (A) above is provided. (collectively, the “Liabilities”)

(c)           In connection with Exchange Act Filings, the Indemnifying Persons jointly and severally agree to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any false or misleading statement of any material fact in the Covered Disclosure Information, and (ii) reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Persons in connection with defending or investigating the Liabilities.

(d)           Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2.  If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person.  After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons.  The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person.  No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.

(e)           Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings.  As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld or delayed).

(f)            The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient:  (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations.  Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees actually received by the Indemnified Persons in connection with the closing of the Loan.

(g)           The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings.  The

Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.

(h)           The liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

(i)            Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

Section 9.3             Rating Surveillance.   Lender, at its option, may retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization.  Such rating surveillance will be at the expense of Lender (the “Rating Surveillance Charge”).

Section 9.4             Exculpation.    Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents following an Event of Default, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Properties, in the Rents following an Event of Default and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents.  The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignments of Leases following an Event of Default; (f) constitute a prohibition against Lender commencing any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)            fraud or intentional misrepresentation by Borrower or any guarantor in connection with the Loan;

(ii)           the gross negligence or willful misconduct of Borrower;

(iii)          material physical waste of an Individual Property;

(iv)          the breach of any representation, warranty, covenant or indemnification provision in any Environmental Indemnity or in any Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

(v)           the removal or disposal of any portion of any Individual Property after an Event of Default;

(vi)          the misapplication or conversion by Borrower of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Properties which are not applied by Borrower in accordance with this Agreement, (B) any Awards or other amounts received in connection with a Condemnation of all or a portion of the Properties which are not applied by Borrower in accordance with this Agreement, or (C) any Rents following an Event of Default;

(vii)         failure to pay charges for labor or materials or other charges that can create Liens on any portion of any Individual Property;

(viii)        any security deposits, advance deposits or any other deposits collected with respect to the Properties which are not delivered to Lender upon a foreclosure of the Properties or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(ix)           any surrender, termination or forfeiture of, or change, modification or amendment of the Ground Lease made without Lender’s consent;

(x)            any surrender, termination or forfeiture of, or change, modification or amendment of a Management Agreement made without Lender’s consent (if consent was required pursuant to the terms hereof);

(xi)           any surrender, termination or forfeiture of, or change, modification or amendment of a Franchise Agreement made without Lender’s consent (if consent was required pursuant to the terms hereof); or

(xii)          Borrower’s failure to comply with the terms of Section 5.1.24 hereof.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) the Debt shall be fully recourse to the Borrower and (B) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents in the event that the (I) first full monthly payment under the Note is not paid within five (5) days of notice that such payment is late (provided, however, that such grace period relates only to the recourse trigger described in this paragraph), or (II) failure of Borrower to permit on-site inspections of any Individual Property subject to the rights of Tenants and any applicable cure period set forth in the Loan Documents, to provide financial information as required under the Loan Documents subject to any applicable cure period (except for financial information required to be delivered by a tenant pursuant to the applicable Lease that has not been delivered to Borrower, provided Borrower has requested such financial information from such tenant), or (III) failure of Borrower to comply with Section 4.1.31 hereof, or (IV) failure of Borrower to obtain Lender’s prior written consent (to extent such consent is required) to any subordinate financing or other voluntary Lien encumbering the Properties, or (V) failure of Borrower to obtain Lender’s prior written consent to any assignment, transfer or conveyance of any of the Properties, or any portion thereof, or any interest therein as required by this Agreement.  Notwithstanding the provision set forth in clause (IV) of this paragraph, a voluntary lien other than a lien securing an extension of credit filed against any of the Properties shall not constitute a recourse trigger for purposes of this paragraph provided such lien (A) is fully bonded to the satisfaction of Lender and discharged of record within ninety (90) days of filing, or (B) within such ninety (90) day period, Lender receives affirmative title insurance from the title insurance company insuring the lien of the applicable Mortgage that such lien is subject and subordinate to the lien of the Mortgage and no enforcement action is commenced by the applicable lien holder.  Upon the acceptance by Lender of any cure by Borrower of a recourse trigger described in clauses (I), (II) or (IV) above, the Debt shall no longer be fully recourse to Borrower solely as a result of such trigger.  Upon the acceptance by Lender of any cure by Borrower of a recourse trigger described in clauses (III) or (V) above, the Debt shall no longer be fully recourse to Borrower solely as a result of such trigger, provided, however, Borrower shall remain liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such trigger.

Section 9.5             Termination of Manager

.   If a Manager is in default under the terms of its Management Agreement beyond any applicable grace or cure period, then Borrower shall, at the request of Lender, terminate such Management Agreement pursuant to its terms and replace the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates.  In addition and without limiting the rights of Lender hereunder or under any of the other Loan Documents, in the event that (i) the Management Agreement is terminated, (ii) the Manager no longer manages the applicable Individual Property, or (iii) a receiver, liquidator or trustee shall be appointed for Manager or if Manager shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Manager, or if any proceeding for the dissolution or liquidation of Manager shall be instituted, then Borrower (at Borrower’s sole cost and expense) shall immediately, in its name, establish new deposit accounts separate from any other Person with a depository satisfactory to Lender into which all Rents and other income from the Individual Property shall be deposited and shall grant Lender a first priority security interest in such account pursuant to documentation satisfactory in form and substance to Lender.

Section 9.6             Servicer

.   At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer.  Lender shall be responsible for any set-up fees or any other costs relating to or arising under the Servicing Agreement.

Section 9.7             Matters Concerning Franchisor

.   If a Franchisor is in default under the terms of its Franchise Agreement beyond any applicable grace or cure period, then Borrower shall, at the request of Lender, terminate such Franchise Agreement pursuant to its terms and replace the Franchisor with a Qualified Franchisor pursuant to a Replacement Franchise Agreement, it being understood and agreed that the franchise fee for such Qualified Franchisor shall not exceed then prevailing market rates.

Section 9.8             Splitting the Loan

.   At the election of Lender in its sole discretion, the Loan or any individual Note making up the Loan shall be split and severed into two or more loans which, at Lender’s election, shall not be cross-collateralized or cross-defaulted with each other.  Borrower hereby agrees to deliver to Lender to effectuate such severing of the Loan or any individual Note, as the case may be, as reasonably requested by Lender, (a) additional executed documents, or amendments and modifications to the applicable Loan Documents, (b) new opinions or updates to the opinions delivered to Lender in connection with the closing of the Loan, (c) endorsements and/or updates to the title insurance policies delivered to Lender in connection with the closing of the Loan, and (d) any other certificates, instruments and documentation reasonably determined by Lender as necessary or appropriate to such severance (the items described in subsections (a) through (d) collectively hereinafter shall be referred to as “Severing Documentation”), which Severing Documentation shall be acceptable to Lender in form and substance in its reasonable discretion.  Borrower hereby acknowledges and agrees that upon such severing of the Loan, Lender may effect, in its sole discretion, one or more Securitizations of which the severed loans may be a part.

ARTICLE 10

MISCELLANEOUS

Section 10.1           Survival

.   This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party.  All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2           Lender’s Discretion

.   Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3           Governing Law.

(a)           THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)           ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER

HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT Corporation System

111 Eighth Avenue

New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4           Modification, Waiver in Writing

.   No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5           Delay Not a Waiver

.   Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6           Notices

.   All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:

Bank of America, N.A.

900 West Trade St., Suite 650

NC1-026-06-01

Charlotte, North Carolina  28255

Attention: Servicing Manager

and:

Bear Stearns Commercial Mortgage, Inc.

383 Madison Avenue

New York, New York 10179

Attention:  J. Christopher Hoeffel

with a copy to:

Katten Muchin Rosenman LLP

401 South Tryon Street

Suite 2600

Charlotte, North Carolina 28202-1935

Attention: Daniel S. Huffenus, Esq.

If to any Borrower:

[Borrower Name]

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention:  Lori Foust

with a copy to:

Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Robert H. Baum, Esq.

and with a copy to:

Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Roberta Matlin

A notice shall be deemed to have been given:  in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

Section 10.7           Trial by Jury

.   BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

Section 10.8           Headings

.   The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9           Severability

.   Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10         Preferences

.   Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder.  To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11         Waiver of Notice

.   Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12         Remedies of Borrower

.   In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.  The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13         Expenses; Indemnity.

(a)           Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date (except for those costs and expenses expressly assumed herein or in the other Loan Documents by Lender); (iv) except as otherwise provided in this Agreement, the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters reasonably requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

(b)           Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender.  To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

Section 10.14         Section 10.14  Schedules Incorporated

.   The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15         Section 10.15  Offsets, Counterclaims and Defenses

.   Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16         No Joint Venture or Partnership; No Third Party Beneficiaries.

Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender.  Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

(a)           This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.  All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17         Publicity

.   All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, its designee, or any of their Affiliates shall be subject to the prior written approval of Lender.  All news releases, publicity or advertising by Lender through any media intended to reach the general public which refers solely to the Borrower or to the Loan made by the Lender to the Borrower shall be subject to the prior written approval of Borrower, provided however, the foregoing shall not apply to Provided Information included in disclosure documents in connection with a Securitization.

Section 10.18         Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.   Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately.  Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance..  To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in

Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Properties by power of sale, Mortgages and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever.  In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

Section 10.19         Waiver of Counterclaim.  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20         Conflict; Construction of Documents; Reliance.  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.  Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender.  Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies.  Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21         Brokers and Financial Advisors.  Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Inland Mortgage Corp.  Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein.  The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22         Prior Agreements.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements or understandings among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of such prior agreement do not survive execution of this Agreement.

Section 10.23         Transfer of Loan.  In the event that Lender transfers the Loan, Borrower shall continue to make payments at the place set forth in the Note until such time that Borrower is notified in writing by Lender that payments are to be made at another place.

Section 10.24         Joint and Several Liability.  The parties hereto acknowledge that the defined term “Borrower” (as well as the defined term defining each other Collective Group) has been defined to collectively include each Individual Borrower (and in the case of each Collective Group, defined to collectively include each member of the same).  It is the intent of the parties hereto in determining whether (a) a breach of a representation or a covenant has occurred, (b) there has occurred a Default or Event of Default, or (c) an event has occurred which would create recourse obligations under Section 9.4 of this Agreement, that any such breach, occurrence or event with respect to any Individual Borrower (or with respect to any single member of a Collective Group) shall be deemed to be such a breach, occurrence or event with respect to all Individual Borrowers (and in the case of each Collective Group, each member of the same) and that all Individual Borrowers need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to every Individual Borrower (and likewise that each member of a Collective Group need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to such Collective Group).  The term “Collective Group” as used in this Agreement shall refer to each of the groups of entities represented in this Agreement by the following defined terms:  Borrower and Guarantor.  The obligations and liabilities of each Individual Borrower shall be joint and several.

Section 10.25         Lender’s Right to Unwind Cross-Collateralization/Cross-Default.  Lender shall have the right, at any time and from time to time, to release any Individual Property or Individual Borrower from the cross-defaulting and the cross-collateralization secured by the lien of the applicable Mortgage. Borrower shall cooperate with Lender in executing all documents as may be required in connection therewith.  Borrower shall properly deliver or cause to be delivered to Lender or its designee any replacement or substitute loan agreements, promissory notes, security instruments and other loan documents, title, hazard and liability insurance policies, opinions of counsel and other documents and instruments as Lender may reasonably request in order to effectuate the foregoing. Borrower shall have no obligation to reimburse Lender for any of Lender’s costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) in connection with the foregoing.  Borrower shall have no obligation to reimburse Lender for any of Lender’s costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) in connection with the foregoing.

Section 10.26         Reallocation of Allocated Principal Amounts.  Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time prior to Securitization to reallocate the Allocated Principal Amounts and/or the Release Principal Payments, provided that (i) the aggregate principal amount of the Loan immediately following such reallocation shall equal the outstanding principal balance of the Loan immediately prior to such reallocation, and (ii) the weighted average interest rate of the Loan immediately following such reallocation shall equal the weighted average interest rate which was applicable to the Loan immediately prior to such reallocation, notwithstanding that the application of principal to the Loan may subsequently cause the weighted average spread of the Loan to change (but not increase, except that the weighted average spread may subsequently increase due to involuntary prepayments (including any involuntary prepayment due to a Casualty or Condemnation) or if an Event of Default shall occur). At Borrower’s sole cost and expense (including, without limitation, Lender’s attorneys fees and costs), Borrower shall cooperate with all reasonable requests of Lender in order to reallocate the amount of the Loan and shall execute and deliver such documents as shall reasonably be required by Lender and the Rating Agencies in connection therewith, all in form and substance reasonably satisfactory to Lender and the Rating Agencies. In the event Borrower fails to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower ratifying all that such attorney shall do by virtue thereof. Borrower shall pay all costs and expenses in connection with the reallocation of the Loan and all requirements relating thereto. It shall be an Event of Default under this Agreement, the Note, the Mortgages and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 10.26 after expiration of ten (10) Business Days after notice thereof.

Section 10.27                          Co-Lenders.

(a)                                  Each Individual Borrower hereby acknowledges and agrees that notwithstanding the fact that the Loan may be serviced by Servicer, prior to a Securitization of the Loan, all requests for approval and consents hereunder and in every instance in which Lender’s consent or approval is required, each Individual Borrower shall be required to obtain the consent and approval of each Co-Lender and all copies of documents, reports, requests and other delivery obligations of Borrower required hereunder shall be delivered by Borrower to each Co-Lender.

(b)                                 Following the Closing Date (i) the liabilities of Lender shall be several and not joint, (ii) neither Co-Lender shall be responsible for the obligations of the other Co-Lender, and (iii) each Co-Lender shall be liable to Borrower only for their respective Ratable Share of the Loan. Notwithstanding anything to the contrary herein, all indemnities by Borrower and obligations for costs, expenses, damages or advances set forth herein shall run to and benefit each Co-Lender in accordance with its Ratable Share.

(c)                                  Each Co-Lender agrees that it has, independently and without reliance on the other Co-Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and their Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon the other Co-Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document.

Section 10.28                     MERS. Mortgage Electronic Registration Systems, Inc., a Delaware corporation (“MERS”), serves as mortgagee of record and secured party solely as nominee, in an administrative capacity, for Lender and only holds legal title to the interests granted, assigned, and transferred in the Mortgages and the Assignments of Leases. MERS shall at all times comply with the instructions of Lender. If necessary to comply with law or custom, MERS (for the benefit of Lender) may be directed by Lender to exercise any or all of those interests, including without limitation, the right to foreclose and sell the applicable Individual Property, and take any action required of Lender, including without limitation, a release, discharge or reconveyance of the applicable Mortgage. Subject to the foregoing, all references in the Loan Documents to “Mortgagee” shall include Lender and its successors and assigns. The relationship of Borrower and Lender under the Mortgages and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender (the role of MERS thereunder being solely that of nominee as set forth above and not that of a lender); and Mortgagee neither undertakes nor assumes any responsibility or duty to Borrower or to any other Person with respect to any Individual Property.

(THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

IA ORCHARD HOTELS TUCSON SOUTH WILLIAMS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS TUCSON SOUTH WILLIAMS TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS TUCSON EAST WILLIAMS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS TUCSON EAST WILLIAMS TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS LOS ALAMITOS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS LOS ALAMITOS TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS COLORADO SPRINGS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS COLORADO SPRINGS TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS DANBURY, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS DANBURY TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS TAMPA, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS TAMPA TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS BATON ROUGE, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS BATON ROUGE TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS CRANBURY, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS CRANBURY TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS LEBANON, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS LEBANON TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS SOMERSET, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS SOMERSET TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS ALBUQUERQUE, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS ALBUQUERQUE TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS HAUPPAUGE, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS HAUPPAUGE TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS WESTBURY, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS WESTBURY TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS SOLON, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS SOLON TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS NASHVILLE, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS NASHVILLE TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS ADDISON LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Addison GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS ADDISON TRS LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Addison TRS GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS BROWNSVILLE LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Brownsville GP, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS BROWNSVILLE TRS LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Brownsville TRS GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS DALLAS LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Dallas GP, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS DALLAS TRS LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Dallas TRS GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS FORT WORTH LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Fort Worth GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS FORT WORTH TRS LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Fort Worth TRS GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS HARLINGEN LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Harlingen GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS HARLINGEN TRS LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Harlingen TRS GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS HOUSTON 9965 WESTHEIMER LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Houston 9965 Westheimer GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS HOUSTON 9965 WESTHEIMER TRS LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Houston 9965 Westheimer TRS GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS HOUSTON 9975 WESTHEIMER LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Houston 9975 Westheimer GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS HOUSTON 9975 WESTHEIMER TRS LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Houston 9975 Westheimer TRS GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS HOUSTON 2929 WESTPARK LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Houston 2929 Westpark GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS HOUSTON 2929 WESTPARK TRS LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Houston 2929 Westpark TRS GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS HOUSTON 2939 WESTPARK LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Houston 2939 Westpark GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS HOUSTON 2939 WESTPARK TRS LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Houston 2939 Westpark TRS GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS IRVING LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Irving GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS IRVING TRS LIMITED PARTNERSHIP, an Illinois limited partnership

By:                              IA Orchard Hotels Irving TRS GP, L.L.C., a Delaware limited liability company, its general partner

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS VIENNA, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS VIENNA TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

[Signatures continue on following page]

IA ORCHARD HOTELS FEDERAL WAY, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard Hotels, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

IA ORCHARD HOTELS FEDERAL WAY TRS, L.L.C., a Delaware limited liability company

By:                              Inland American Orchard TRS Holding, Inc., a Delaware corporation, its sole member

By:	/s/ Lori J. Foust

Name:	Lori J. Foust

Title:	Treasurer

                [Signatures continue on following page]

LENDER:

BANK OF AMERICA, N.A., a national banking association

By:	Illegible

Name:	Illegible

Title:	Illegible

BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation

By:	/s/ Michael Forastiere

Name:	Michael Forastiere

Title:	Managing Director

SCHEDULE I

LIST OF BORROWERS (by Property)

Property	Owner Borrower	Operating Lessee Borrower
Tucson Courtyard 201 South Williams Blvd. Tucson, AZ 85711	IA Orchard Hotels Tucson South Williams, L.L.C., a Delaware limited liability company	IA Orchard Hotels Tucson South Williams TRS, L.L.C., a Delaware limited liability company
Lebanon Courtyard 300 Corporate Drive Lebanon, NJ 08833	IA Orchard Hotels Lebanon, L.L.C., a Delaware limited liability company	IA Orchard Hotels Lebanon TRS, L.L.C., a Delaware limited liability company
Addison Courtyard 15160 Quorum Drive Addison, TX 75001	IA Orchard Hotels Addison Limited Partnership	IA Orchard Hotels Addison TRS Limited Partnership
Fort Worth Courtyard 6530 West Freeway Fort Worth, TX 76116	IA Orchard Hotels Fort Worth Limited Partnership	IA Orchard Hotels Fort Worth TRS Limited Partnership
West Chase Courtyard 9975 Westheimer Road Houston, TX 77042	IA Orchard Hotels Houston 9975 Westheimer Limited Partnership	IA Orchard Hotels Houston 9975 Westheimer TRS Limited Partnership
West University Courtyard 2929 Westpark Drive Houston, TX 77005	IA Orchard Hotels Houston 2929 Westpark Limited Partnership	IA Orchard Hotels Houston 2929 Westpark TRS Limited Partnership
Vienna Courtyard 2722 Gallows Road Vienna, VA 22180	IA Orchard Hotels Vienna, L.L.C., a Delaware limited liability company	IA Orchard Hotels Vienna TRS, L.L.C., a Delaware limited liability company
Federal Way Courtyard 31910 Gateway Ctr Boulevard S Federal Way, WA 98003	IA Orchard Hotels Federal Way, L.L.C., a Delaware limited liability company	IA Orchard Hotels Federal Way TRS, L.L.C., a Delaware limited liability company
Harlingen Courtyard 1725 West Filmore Avenue Harlingen, TX 78550	IA Orchard Hotels Harlingen Limited Partnership	IA Orchard Hotels Harlingen TRS Limited Partnership
Tampa Hilton 1700 East 9th Avenue Tampa, FL 33605	IA Orchard Hotels Tampa, L.L.C., a Delaware limited liability company	IA Orchard Hotels Tampa TRS, L.L.C., a Delaware limited liability company
Westbury Hilton 1575 Privado Road Westbury, NY 11590	IA Orchard Hotels Westbury, L.L.C., a Delaware limited liability company	IA Orchard Hotels Westbury TRS, L.L.C., a Delaware limited liability company
Colorado Springs Homewood 9130 Explorer Drive Colorado Springs, CO 80920	IA Orchard Hotels Colorado Springs, L.L.C., a Delaware limited liability company	IA Orchard Hotels Colorado Springs TRS, L.L.C., a Delaware limited liability company
Baton Rouge Homewood 5860 Corporate Center Dr Baton Rouge, LA 70808	IA Orchard Hotels Baton Rouge, L.L.C., a Delaware limited liability company	IA Orchard Hotels Baton Rouge TRS, L.L.C., a Delaware limited liability company

Property	Owner Borrower	Operating Lessee Borrower
Albuquerque Homewood 7101 Arvada Avenue, Ne Albuquerque, NM 87110	IA Orchard Hotels Albuquerque, L.L.C., a Delaware limited liability company	IA Orchard Hotels Albuquerque TRS, L.L.C., a Delaware limited liability company
Solon Homewood 6085 Enterprise Parkway Solon, OH 44139	IA Orchard Hotels Solon, L.L.C., a Delaware limited liability company	IA Orchard Hotels Solon TRS, L.L.C., a Delaware limited liability company
Tucson Residence 5400 East Williams Circle Tucson, AZ 85711	IA Orchard Hotels Tucson East Williams, L.L.C., a Delaware limited liability company	IA Orchard Hotels Tucson East Williams TRS, L.L.C., a Delaware limited liability company
Los Alamitos Residence 4931 Katella Avenue Los Alamitos, CA	IA Orchard Hotels Los Alamitos, L.L.C., a Delaware limited liability company	IA Orchard Hotels Los Alamitos TRS, L.L.C., a Delaware limited liability company
Cranbury Residence 2662 Route 130 Cranbury, NJ 08512	IA Orchard Hotels Cranbury, L.L.C., a Delaware limited liability company	IA Orchard Hotels Cranbury TRS, L.L.C., a Delaware limited liability company
Somerset Residence 37 Worlds Fair Drive Somerset, NJ 08873	IA Orchard Hotels Somerset, L.L.C., a Delaware limited liability company	IA Orchard Hotels Somerset TRS, L.L.C., a Delaware limited liability company
Hauppauge Residence 850 Veterans Memorial Highway Hauppauge, NY 11788	IA Orchard Hotels Hauppauge, L.L.C., a Delaware limited liability company	IA Orchard Hotels Hauppauge TRS, L.L.C., a Delaware limited liability company
Nashville Residence 2300 Elm Hill Pike Nashville, TN 37214	IA Orchard Hotels Nashville, L.L.C., a Delaware limited liability company	IA Orchard Hotels Nashville TRS, L.L.C., a Delaware limited liability company
Brownsville Residence 3975 North Expressway 83 Brownsville, TX 78520	IA Orchard Hotels Brownsville Limited Partnership	IA Orchard Hotels Brownsville TRS Limited Partnership
Irving Residence 8600 Esters Boulevard Irving, TX 75063	IA Orchard Hotels Irving Limited Partnership	IA Orchard Hotels Irving TRS Limited Partnership
Park Central Residence 7642 LBJ Freeway Dallas, TX 75251	IA Orchard Hotels Dallas Limited Partnership	IA Orchard Hotels Dallas TRS Limited Partnership
West Chase Residence 9965 Westheimer Road Houston, TX 77042	IA Orchard Hotels Houston 9965 Westheimer Limited Partnership	IA Orchard Hotels Houston 9965 Westheimer TRS Limited Partnership
West University Residence 2939 Westpark Drive Houston, TX 77005	IA Orchard Hotels Houston 2939 Westpark Limited Partnership	IA Orchard Hotels Houston 2939 Westpark TRS Limited Partnership

Property	Owner Borrower	Operating Lessee Borrower
Danbury Springhill 30 Old Ridgebury Road Danbury, CT 06810	IA Orchard Hotels Danbury, L.L.C., a Delaware limited liability company	IA Orchard Hotels Danbury TRS, L.L.C., a Delaware limited liability company